Exhibit 10.82

LEASE AGREEMENT

BY AND BETWEEN

2500 YORK, L.P.
("Landlord")

AND

OCULUS INNOVATIVE SCIENCES, INC.

("Tenant")

FOR PROPERTY AT

Suite 130, First Floor
2500 York Road
Jamison, PA 18929
("Premises")

LEASE AGREEMENT

THIS LEASE AGREEMENT ("Lease") is made this 9th day of July, 2014, by and between "Landlord" (as defined below) and "Tenant" (as defined below).

NOW, THEREFORE, Landlord and Tenant, intending to be legally bound, agree as follows:

PART A

BASIC LEASE INFORMATION

1.	Landlord:	2500 York, L.P., a Pennsylvania limited partnership
2.	Landlord's Address For Notices:

2005 S. Easton Road, Suite 307

Doylestown, PA 18901

Attention: H. Christopher DelPlato, President

2500 Investors, Inc., General Partner

Phone: (215) 348-7900

Fax: (215) 348-8401

Email: hcd@pennsgrant.com

3.	Landlord's Address For Payment of Rent:	2005 S. Easton Road, Suite 307 Doylestown, PA 18901
4.	Tenant:	Oculus Innovative Sciences, Inc., a Delaware corporation
5.	Tenant's Address For Notices:	1129 North McDowell Blvd. Petaluma, CA 94954 Attention: Robert E. Miller, Chief Financial Officer Phone: (707) 283-0550 Fax: (707) 283-0551 Email: bmiller@oculusis.com
6.	Building:	2500 York Road, Jamison (Warwick Township), PA 18929
7.	Office Campus:	The Building and the land on which the Building is situated, inclusive of the parking lots, sidewalks and other exterior common areas (but exclusive of the adjacent restaurant parcel and the improvements that exist thereon)
8.	Premises:	Suite 130 on the First Floor of the Building, containing 1,496 rentable square feet as outlined on the diagram attached as Exhibit "A"

9.	Initial Term:	Two (2) Years (August 1, 2014 to July 31, 2016), subject to Section 1.02(d) hereinbelow concerning month-to-month extensions
10.	Lease Commencement Date:	August 1, 2014 •
11.	Rent Commencement Date:	August 1, 2014
12.	Number of Options to Renew/Extension Term(s):	Not applicable.
13.	Option Exercise Date:	Not applicable.
14.	Base Rent During Initial Term:	Year 1: $17.05 per RSF; $25,512.00 annualized; $2,126.00 monthly Year 2: $19.00 per RSF; $28,428.00 annualized; $2,369.00 monthly

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15.	Base Rent During Extension Term(s):	Not applicable.
16.	Utility Payment: (See Section 4.07)	$374.00 per month
17.	Tenant’s Percentage:	"Tenant’s Percentage" shall be 2.533 percent (2.533%), which is the ratio that the rentable square footage area of the Premises (i.e., 1,496 rentable square feet) bears to the total rentable square footage area of office space in the Building (i.e., 59,061 rentable square feet). Such percentage shall be subject to change in the event that the total rentable square footage of office space in the Building shall change while this Lease is in effect.
18.	Base Year:	2015
19.	Security Deposit:	$2,743.00 (One (1) month’s Base Rent at Year 2 Rate and Utility Payment)
20.	Rent Deposit: (See Section 15.03)	$2,5000.00 (Base Rent and Utility Payment for first month of Lease Term)
21.	Permitted Uses:	General office space.
22.	Landlord’s Work:	Per Section 1.05 of the Lease

23.	Landlord’s Broker:	Penn’s Grant Realty Corp.
24.	Landlord’s Managing Agent:	Doylestown Real Estate, Inc.
25.	Guarantors:	None.
26.	Lease Defined:	Lease shall mean this Part A - Basic Lease Information, Part B - Lease Terms and Conditions and all Exhibits, Schedules, Attachments and Addenda thereto, all of which are incorporated as if set forth at length.
27.	Exhibits:	"A" - Premises
"B" - Estoppel Certificate
"C" - Warrant of Confession of Judgement
"D" - Rules and Regulations

The Basic Lease Information set forth above and the Exhibits attached to this Lease are incorporated into and made a part of this Lease. Each reference in this Lease to any of the Basic Lease Information shall mean the respective information above and shall be construed to incorporate all of the terms provided under the particular Lease paragraph pertaining to such information.

LANDLORD	/s/ HCD	AND TENANT	/s/ REM	AGREE.
	initial		initial

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PART B

TERMS AND CONDITIONS

1.01     PREMISES. Landlord, for and in consideration of the "Rent" (as defined below) to be paid and the covenants and agreements to be performed by Tenant, does lease, demise and let unto Tenant, and Tenant leases from Landlord, the Premises. The Premises includes all fixtures, improvements, additions and other property installed in the Premises on the Lease Commencement Date, or at any time during the "Lease Term" (as defined below) (other than Tenant's moveable personal property and trade fixtures), together with the right to use, in common with others, all parking areas, walkways, elevators, rest rooms, stairs, driveways, alleys, public corridors and fire escapes, and other areas, facilities and improvements located within the Office Campus, as may be provided by Landlord from time to time for the general use, in common, of Tenant and other tenants, their employees, agents, invitees and licensees. Tenant understands, acknowledges and agrees that the amount of rentable square feet in the Premises as set forth in Part A above is accepted by Tenant for all purposes of this Lease, including, without limitation, for purposes of determining Base Rent, Tenant's Percentage of applicable items of "Real Estate Taxes" (as defined below) and "Operation and Maintenance Costs" (as defined below), and other items which are based upon the computation of rentable square footage.

1.02     LEASE TERM.

(a)     The Initial Term of this Lease shall commence on the Lease Commencement Date and shall continue in full force and effect for the period of time specified as the Initial Term in Part A above, or until this Lease is terminated as otherwise provided in this Lease. The Lease Commencement Date and the Initial Term shall be confirmed by Landlord and Tenant by the execution of an Estoppel Certificate, the form of which is attached hereto as Exhibit "B" ("Estoppel Certificate"). Failure to execute said Estoppel Certificate shall not affect the commencement nor expiration of the Lease Term. In the event the Lease Commencement Date is a date other than the first day of a calendar month, the Initial Term shall run for the number of months set forth in Part A above from the first day of the calendar month following the Lease Commencement Date. As used in this Lease, "Lease Term" shall mean the Initial Term and any Extension Terms.

(b)     Tenant's obligation to pay Rent shall commence on the Rent Commencement Date.

(c)     Provided there does not then exist an "Event of Default" (as defined below), Tenant shall have the number of options set forth in Part A above to renew this Lease for the Extension Term(s). Base Rent for each Extension Term shall be as set forth in Part A above. Tenant may exercise its option to extend this Lease by giving Landlord written notice of its election to do so not later than the Option Exercise Date.

(d)     Subject to Tenant's right to extend this Lease pursuant to Section 1.02(c) above, either party may terminate this Lease by providing written notice to the other party at least sixty (60) days prior to the expiration of the Lease Tenn. In the event that neither party provides the other such notice, this Lease shall continue on the same terms and conditions for an additional term of one (1) month, and so on from month to month, unless and until terminated by either party as provided above. In such event, each such additional one (1) month term shall be considered as part of the "Lease Term" for purposes of this Lease. Base Rent for each such additional one (1) month term shall be equal to the Base Rent for the month immediately preceding such additional one (1) month term; provided, however, that the monthly Base Rent payable by Tenant shall increase by three percent (3%) on August 1, 2016 and on each anniversary thereafter.

(e)     If Landlord shall be unable to deliver possession of the Premises to Tenant on the Lease Commencement Date for any reason, then in any such case Landlord shall not be subject to any liability to Tenant. Under such circumstances, the Rent reserved and covenanted to be paid herein shall not commence until possession of the Premises is given or the Premises are available for use by Tenant, and no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation of the Tenant hereunder (except as to the date of commencement and accrual of Rent).

1.03     USE OF PREMISES. Tenant shall use and occupy the Premises for the Permitted Uses, and shall not use or occupy the Premises for any other purpose without the prior written consent of Landlord.

1.04     CONDITION OF PREMISES. Tenant acknowledges and agrees that, except as expressly set forth in the Lease, there have been no representations or warranties made by or on behalf of Landlord with respect to the Premises or the Office Campus or with respect to the suitability for the conduct of Tenant's business. If Landlord is not to perform any Landlord's Work as set forth in Part A above, Tenant agrees to take the Premises on an "as is," "where is" basis, and Landlord shall have no obligation to prepare the Premises for Tenant's use.

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1.05     LANDLORD'S WORK. Prior to the Lease Commencement Date, Landlord shall, at Landlord's sole cost and expense, (a) remove the showers from the two (2) shower rooms within the Premises; (b) convert one (1) of the shower rooms into a storage/IT closet and the other into a kitchenette; (c) install base and wall cabinets and a countertop with sink in the kitchenette; (d) install GFI electrical outlet above the new countertop in the kitchenette; (e) install new VCT flooring in the new storage room and new kitchenette; and (1) replace any non-functioning light bulbs and/or damaged ceiling tiles in the Premises.

1.06     TENANT DELAY.

(a)     In the event that Tenant does not take possession of the Premises on the Lease Commencement Date because of "Tenant Delay" (as defined below), the Lease Commencement Date and the Rent Commencement Date shall not be extended and Tenant shall thereupon commence payment of monthly Rent, and the expiration date of the Initial Term shall not be extended. "Tenant Delay" shall mean any and all delays resulting from Tenant's inability or failure to meet its obligations timely under this Lease. Landlord shall be deemed to have delivered possession of the Premises to Tenant on the date Landlord would have delivered such possession but for Tenant Delay. Tenant shall execute the Estoppel Certificate to confirm the date on which possession of the Premises was tendered by Landlord or was deemed to have been tendered by Landlord, but failure of Tenant to execute such Estoppel Certificate shall not affect the provisions of this Section.

(b)     Landlord shall notify Tenant of the existence of any such Tenant Delay at the outset thereof. In the event of Tenant Delay in excess of thirty (30) days, Landlord reserves the right to terminate this Lease by written notice to Tenant or to enter upon and take possession of the Premises, whereupon all rights of Tenant to possess the Premises shall end, and Landlord shall be entitled to pursue any and all remedies provided under Article IX of this Lease without regard to any notice and cure periods set forth therein. In addition, Landlord shall be entitled to reimbursement from Tenant of any and all sums expended or expenses incurred by Landlord as a result of such Tenant Delay and the termination of this Lease, with interest thereon at the "Default Rate" (as defined below) of this Lease from the date such costs are incurred, including without limitation, all costs of improvements made to the Premises as of the date of termination, inducements of any nature paid to Tenant or to any third party for the benefits of or on behalf of Tenant, and Landlord's reasonable attorneys' fees.

1.07     TENANT'S ENTRY PRIOR TO LEASE COMMENCEMENT. Tenant, prior to the Lease Commencement Date, may, with the prior written consent of Landlord (which consent may be withheld or delayed by Landlord in its reasonable discretion), install its fixtures and equipment (including telephone and data cables/routers) provided that Tenant shall first deliver to Landlord a copy of its liability insurance certificate in accordance with Section 5.01. Landlord shall have no liability or responsibility for loss of or any damage to fixtures, equipment or other property of Tenant so installed or placed on the Premises.

Tenant agrees that in the course of completing Tenant's work as set forth in the previous paragraph (inclusive of the installation of Tenant's fixtures, furnishings and equipment), that Tenant shall not permit the accumulation of any trash (including without limitation cardboard, plastic, paper, wooden pallets, etc.) in or about the Premises or the Building. Tenant shall not permit any such debris to become a fire hazard in the reasonable opinion of Landlord. Tenant understands that the removal of such debris including the cost thereof shall be the responsibility of Tenant. If Tenant shall not have removed such debris within a reasonable period of time following the request of Landlord, Landlord may proceed to remove such debris and bill Tenant the reasonable cost therefor.

ARTICLE II: RENT

2.01     BASE RENT. Tenant shall pay to Landlord, at Landlord's Address for Payment of Rent, or at such other address as Landlord may designate in writing to Tenant, Base Rent, payable in monthly installments in advance, without set off, on the first day of each and every month throughout the Lease Term from the Rent Commencement Date, without any prior demand. Base Rent for any fractional month shall be prorated and payable in advance. As used in this Lease, "Rent" shall be defined to include Base Rent and Additional Rent (as defined below).

2.02     OPERATION AND MAINTENANCE COSTS AND ADDITIONAL RENT.

(a)     For each calendar year (or part thereof) following the Base Year (each, a "Comparison Year"), Tenant shall pay Landlord, as "Additional Rent" (as defined below), Tenant's Percentage of:

(1)     Any increase in "Real Estate Taxes" (as defined below) for each Comparison Year over Real Estate Taxes for the Base Year (the "RE Tax Increase"); together with

(2)     Any increase in "Operation and Maintenance Costs" (as defined below) for each Comparison Year over Operation and Maintenance Costs for the Base Year (the "OMC Increase").

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(b)     "Operation and Maintenance Costs" shall mean the costs and expenses of the operation, maintenance and repair of the Office Campus, including, without limitation, the cost and expense to Landlord of the following items:

(1)     All supplies and materials used in the management, operation, repair, replacement, maintenance and security of the Office Campus;

(2)     All maintenance, repair and replacement costs for the operation, repair, replacement, maintenance and security of the Office Campus including, without limitation, sidewalks, landscaping, snow removal, signs (other than tenant signs); service areas, mechanical rooms, parking and plaza areas, building exterior/s, driveways, including any assessments against the Office Campus or the buildings located on the Office Campus pursuant to any covenants, conditions or restrictions, reciprocal easement agreements, tenancy in common agreements or similar restrictions or agreements, painting, decorating and furbishing of the Office Campus and the buildings located on the Office Campus and repairing, restriping and resurfacing the parking facilities and parking areas of the Office Campus, window cleaning, security system, heating, ventilating and air-conditioning system, fire sprinkler system, elevators and landscaping for the Office Campus;

(3)     All wages, salaries and fees of all employees and agents engaged in the management, operation, repair, replacement, maintenance and security of the Office Campus including taxes, insurance and all other employee benefits relating thereto;

(4)     All fire and extended coverage (with all risk coverage) insurance and comprehensive general liability insurance for the Office Campus (including all common areas) and Landlord's personal property and fixtures used in connection herewith and rental loss insurance;

(5)     All cleaning and janitorial services for the Office Campus, including but not limited to the cost of cleaning tenants' individual office suites;

(6)     Depreciation on window blinds and carpeting in public corridors and common areas provided by Landlord;

(7)     The cost of any capital improvements made for the purpose of reducing operating expenses or which may be required by governmental authority under any governmental law or regulation that was not applicable to the Office Campus as of the date of the Lease, which cost shall be amortized over such reasonable period as Landlord shall determine, together with interest on the unamortized balance at the rate of two percent (2%) per annum in excess of the Prime Rate as published by the Wall Street Journal (or, if such periodical is no longer published, any comparable national financial publication in Landlord's discretion), as of the date on the first invoice presented by the contractor performing the capital improvements or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements;

(8)     All other costs and expenses necessarily and reasonably incurred by Landlord in the proper operation and maintenance of a first class Office Campus; provided, however, that the following shall be excluded from the term Operation and Maintenance Costs: (i) expenses for repairs or other work occasioned by fire, windstorm or other insured casualty to the extent actually recovered by Landlord from its insurance company; (ii) expenses incurred in leasing or procuring new tenants (e.g., for lease commissions, advertising expenses and expenses of renovating space for new or existing tenants); (iii) legal expenses and expenses of renovating space for new or existing tenants); (iv) legal expenses in enforcing the terms of any lease; and (vi) interest or amortization payments on any mortgage or mortgages.

(c)     "Real Estate Taxes" shall mean all gross real property taxes, charges and assessments (including any special assessments) which are levied, assessed or imposed by any governmental authority with respect to the Office Campus and any improvements, fixtures and equipment and all other property of Landlord, real or personal, located in or on the Office Campus and used in connection with the operation of the Office Campus and any tax which shall be levied or assessed in addition to and/or in lieu of such real or personal property taxes (including, without limitation, any municipal income tax, any license fees, tax measured by or imposed upon rents, or other tax or charge upon Landlord's business of leasing the Office Campus, but shall not include any federal or state income tax, or franchise, capital stock, estate or inheritance taxes.

(d)     During each Comparison Year commencing on the January 1st following the Base Year, Landlord and Tenant agree that Tenant shall pay monthly, in advance, an amount equal to one-twelfth (1/12) of Tenant's Percentage of the estimated annual RE Tax Increase, as determined by Landlord, and the estimated annual OMC Increase, as determined by Landlord, due for each Comparison Year as determined by Landlord. For each Comparison Year, Landlord shall make an estimate of Tenant's Percentage of the RE Tax Increase and of the OMC Increase and notify Tenant as to such estimates on or about December of the preceding year.

(e)     On or about March 31 of each Comparison Year commencing with the first Comparison Year following the Base Year, Landlord shall submit to Tenant a statement setting forth the actual Real Estate Taxes and actual Operation and Maintenance Costs for the Office Campus for the preceding Base/Comparison Year and Tenant's Percentage of the RE Tax Increase (if any) and of the OMC Increase (if any). Within thirty (30) days after delivery of such statement to Tenant, an adjustment shall thereupon be made between Landlord and Tenant (to be paid or refunded with the next month's Rent) to reflect any difference between Tenant's estimated payments under Subsection (d) above and Tenant's Percentage of the RE Tax Increase and of the OMC Increase. Such adjustment shall be paid or refunded as the case may be with the succeeding month's Rent. In no event, however, shall any such amounts be set off against Rent, unless Landlord shall otherwise agree in writing.

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(f)     All sums due under this Section 2.02 shall be appropriately apportioned and prorated for any portion of the year during which this Lease shall be in force based on the number of days during such year included in the Lease Term. In the event that this Lease shall expire at any time other than at the end of a calendar year, then within thirty (30) days after receipt of written statements reflecting the actual Real Estate Taxes and/or the actual Operation and Maintenance Costs for the year in which such expiration occurs are submitted by Landlord to Tenant, either Landlord or Tenant shall pay to the other party the adjustment sum due. The provisions of this Subsection (f) shall survive the expiration of this Lease.

(g)     If either of the buildings located on the Office Campus shall be less than 95% occupied during any portion or all of the Base Year or any portion or all of a Comparison Year, then Landlord shall adjust the Operation and Maintenance Costs for any such Year for such building(s) to an amount which reflects what the Operation and Maintenance Costs would have been for such Year had such building(s) been 95% occupied throughout such year.

(h)     The Base Rent and the Additional Rent due under the terms and conditions of this Article shall be payable by Tenant without any setoff or deduction and shall be prorated as aforesaid during the first and last calendar years of the Lease Term or any renewal thereof.

(i)      Landlord may contest any and all Real Estate Taxes. The cost of any such contest shall be included in Operation and Maintenance Costs in the year in which such cost is incurred. If the result of any such contest shall be a reduction in the amount of Real Estate Taxes payable with respect to the Office Campus, the amount of Real Estate Taxes for the Base Year (but not any previous Comparison Years) shall be deemed to be reduced accordingly; provided, however, that there shall be no recalculation of RE Tax Increases in any Comparison Years prior to the year in which such reduction shall be made.

2.03     ADDITIONAL RENT. "Additional Rent" shall mean any and all sums of money required to be paid by Tenant in addition to the Base Rent, including, without limitation, Tenant's Percentage of the RE Tax Increase and the OMC Increase and the Utility Payment as set forth in Section 4.07 hereinbelow. For purposes of this Lease, any and all amounts to be paid by Tenant and not designated as Additional. Rent, shall, at the option of Landlord, if not paid when due, be deemed Additional Rent and be collectible as such with any installment of Rent thereafter falling due under this Lease, but nothing contained in this Lease shall be deemed to suspend or delay the payment of any sum at the time and the same became due and payable hereunder, or limit any other remedy of Landlord.

2.04     INTEREST ON DELINQUENT RENT. All delinquent Rent, as well as all other charges due under this Lease shall accrue interest at a rate equal to the maximum amount permitted by law (the "Default Rate"), from the due date of such payment and shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. Payment shall not be deemed received if Tenant's payment is not actually collected (such as charges for returned checks).

2.05     LATE PAYMENT. In the event that any payment required by Tenant under the provisions of this Lease shall not be received by Landlord within five (5) days after the date when due, Tenant shall pay a late charge to Landlord of five percent (5%) of the amount so overdue and such late charge shall be deemed Additional Rent for all purposes under this Lease and shall be paid by Tenant to Landlord upon demand. Tenant's obligations to pay any amounts of Rent shall survive the expiration or termination of the Lease and shall remain an obligation of Tenant until completely satisfied.

2.06     RETURNED CHECKS. In the event Landlord receives a check from Tenant written on insufficient funds, Landlord may charge Tenant a fee (not to exceed $100.00) to reimburse Landlord for its costs and expenses.

ARTICLE III: ALTERATIONS, LIENS AND SIGNS

3.01     ALTERATIONS AND TRADE FIXTURES, REMOVAL.

(a)     Except as expressly set forth to the contrary in this Lease, all work to be done or performed in or about the Premises shall be done by Tenant, at Tenant's sole cost and expense and in accordance with the provisions of this Article 111.

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(b)     Tenant shall not do any work in or about the Premises or make any alterations or additions thereto ("Alterations") without obtaining the prior written consent of Landlord. If Landlord shall consent to such Alterations, it may impose such conditions with respect thereto as Landlord shall deem appropriate, including, without limitation, requiring Tenant to furnish Landlord with security for the payment of all costs to be incurred in connection with such Alterations, insurance, and copies of the plans, specifications and permits necessary for such Alterations. All Alterations consented to by Landlord, to be done or performed in or about the Premises by Tenant, whether prior to the Lease Commencement Date or thereafter, shall comply with Landlord's design criteria and be consistent with the architectural and mechanical requirements of the buildings, and shall be performed (i) at Tenant's sole cost and expense; (ii) in accordance with the plans and specifications prepared by and at the expense of Tenant and approved in writing by Landlord; (iii) by contractors, subcontractors and materialmen approved in writing by Landlord; and (iv) pursuant to bids approved in writing by Landlord. Upon completion of any such Alterations, Tenant shall pay to Landlord an amount equal to five percent (5%) of the cost of such Alterations, to reimburse Landlord for the cost of coordination and final inspection of the Alterations. During the course of performance of said Alterations, Tenant will carry or cause to be carried such insurance as may from time to time be required by Landlord naming Landlord and Doylestown Real Estate, Inc. ("Landlord's Managing Agent") as additional insureds and further providing that such insurance cannot be canceled without thirty (30) days prior written notice to Landlord and Landlord's Managing Agent. Landlord shall require a written guarantee from each of Tenant's prime contractors and materialmen for the benefit of the Landlord, Tenant and such other parties as Landlord shall designate that all Alterations performed and materials and equipment furnished by such contractors and materialman will conform to the requirements of the plans and specifications as to the kind, quality, function of the equipment and characteristics of material and workmanship and will remain so for a period of at least one year from the date that the Alterations have been completed, and in the event any deficiency, defects, faults or imperfections of materials, equipment or workmanship shall appear prior to the expiration of such period, the contractor or materialman, upon receiving written notice thereof from Landlord or Tenant will immediately correct and repair the same at the expense of such contractor or materialman; said guarantees to be effective whether or not any part of the aforesaid Alterations have been subcontracted by the contractor or materialman.

(c)     Any consent by Landlord permitting Tenant to do any or cause any Alterations to be done in or about the Premises shall be and hereby is conditioned upon Tenant's Alterations being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord's mechanics or their contractors or by any other Tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant's Alterations shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any Alterations to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.

(d)     All Alterations, including, without limitation, all interior decorations made to the Premises by Tenant, except for movable furniture and trade fixtures, shall immediately become Landlord's property. So long as Tenant is not in default hereunder, Tenant shall have the right but, except as stated in the succeeding sentence, not the obligation to remove all movable furniture and trade fixtures installed by Tenant in the Premises, except lighting fixtures and air-conditioning equipment, providing that Tenant repairs any damage caused to the Premises by said removal. Landlord, by notice to Tenant in writing at least one (1) month prior to the expiration of the then current Lease Term, or at any time prior to the earlier termination of this Lease, may require that Tenant remove any of said movable furniture and trade fixtures caused to be installed by Tenant, and, if Landlord so requires, Tenant shall remove on or before the expiration date or termination date such of said movable furniture and trade fixtures as are stated in such request and repair any damage caused to the Premises by said removal. In the event that Landlord requires such removal and Tenant fails to remove same and repair any damage caused thereby on or before the expiration date or termination date, Tenant agrees to reimburse and pay Landlord, including reasonable charges for overhead and profit, for the cost of removing same and repairing any damage to the Premises caused by said removal. All of said movable furniture and trade fixtures remaining on the Premises after said expiration date, or at such earlier termination date, shall become the property of Landlord and may be retained by Landlord or removed and disposed of at Tenant's expense. Tenant's obligations pursuant to this Subsection (d) shall survive the termination of this Lease.

(e)     Tenant and its contractors and subcontractors shall be solely responsible for the safekeeping and storage of materials and equipment used in the performance of the Alterations and shall remove all waste and debris resulting from the Alterations. Tenant shall be responsible for any damage caused by Tenant's contractor and/or subcontractors to the Premises or the Office Campus. Landlord shall have the right, upon prior notice to Tenant, to inspect the Alterations from time to time at Landlord's sole discretion. Landlord shall have no responsibility or liability for the adequacy of Tenant's plans and specifications or for the performance of the Alterations or for the payment of the costs and expenses incurred by Tenant in connection with the Alterations. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's limited partners, general partners, Landlord's Managing Agent and each of their shareholders, officers, directors, members, managers agents, attorneys, employees, independent contractors, affiliates, invitees, licensees, heirs, successors and assigns (collectively, the "Landlord Parties") from any and all claims, suits, actions, causes of action, demands, fines, judgments, penalties, liabilities, damages, losses, costs and expenses (including, without limitation, attorneys' fees and professionals' fees) (collectively "Claims") arising prior to, during or after the expiration or other termination of this Lease incurred by or asserted against the Landlord Parties as a result of the performance of the Alterations or Tenant's failure to complete the Alterations in accordance with the plans and specifications presented to Landlord or in accordance with applicable laws. If any damage occurs to the Premises or the Office Campus resulting from the performance of the Alterations, Tenant shall repair and restore the Premises and Campus, and if Tenant fails to do so after notice of default from Landlord, Landlord may effect the repair and restoration and Tenant shall be responsible to Landlord for the full cost of repair and restoration regardless of fault plus interest at the Default Rate. Tenant shall conduct all Tenant Work in a manner so as to minimize disruption to the Office Campus and other tenants of the Office Campus.

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3.02     MECHANICS LIENS AND INSURANCE. Prior to Tenant performing any Alterations on or about the Premises for which a lien could be filed against the Premises or the Office Campus, Tenant shall supply Landlord in every case with satisfactory evidence of the following items: (a) the procurement of all necessary permits and authorizations from the various governmental authorities having jurisdiction over the Premises, (b) to the extent permitted by applicable law, the due filing of a satisfactory waiver against mechanics' liens executed by the contractor, and (c) workmen's compensation insurance, public liability insurance, and property damage insurance in amounts, form and content, and with companies reasonably satisfactory to Landlord. Notwithstanding the foregoing, if any mechanics' or other lien shall be filed against the Premises or the Office Campus purporting to be for labor or material furnished or to be furnished at the request of the Tenant, then Tenant shall at its expense cause such lien to be discharged by payment, bond or otherwise, within ten (10) days after the filing thereof. If Tenant shall fail to cause such lien to be discharged of record within such ten-day period, Landlord may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto. Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties from and against any and all Claims which may be brought or imposed against or incurred by Landlord or the Landlord Parties by reason of any such lien or discharge.

3.03     SIGNS. Tenant will not, without Landlord's prior written consent, such consent to be given in Landlord's sole discretion, place or suffer to be placed or maintained upon the roof, any exterior door, wall or window, or any interior door, window or wall abutting a common corridor or hallway any sign or advertising matter or other thing of any kind, and will not without such consent place or maintain any decoration, lettering or advertising matter in or on any of the aforesaid locations. The name of the Tenant's business shall be announced on the directory of Tenants in the first floor lobby of the Building. Landlord at Landlord's cost and expense shall provide Tenant with a numerical suite sign containing Tenant's name and, if desired by Tenant, Tenant's standard logo (both in the color scheme selected by Landlord) near or on the main door to Tenant's suite from the public hall area. All other proposed signage adjacent to Tenant's main entrance door which faces onto a public hallway or area shall be presented to Landlord for approval prior to its installation. All such signs, decorations, lettering, advertising matter or other thing so installed by Tenant shall be professionally made and tasteful in design and shall at all times be maintained by Tenant, at its expense, in good condition and repair. If Tenant installs any sign/s that does not meet Landlord's sign criteria, Landlord shall have the authority without liability to remove and store the subject sign and repair all damage caused by the removal of the sign. All expenses Landlord incurs shall be immediately paid by Tenant as Additional Rent. Landlord further reserves the right to remove Tenant's sign during any period when Landlord repairs, restores, constructs or renovates the Premises or the Building. Tenant shall be responsible for removal of all of its signage upon termination of its Lease, including repair of any damage to Landlord's walls or structure and repainting as satisfactory to Landlord.

3.04     REMOVAL OF ELECTRICAL AND TELECOMMUNICATIONS WIRES.

(a)     Within thirty (30) days after the expiration or sooner termination of the Lease or at any time that any of the Wires (as defined below) are no longer in active use by Tenant, Landlord may elect ("Election Right"), by written notice to Tenant, to (i) retain any or all wires, cables and similar installations appurtenant thereto ("Wires") installed by Tenant within the Premises or anywhere in the Building outside the Premises, including, without limitation, the plenums or risers of the Building; (ii) remove any or all of the Wires and restore the Premises or the Building, as the case may be, to their condition existing prior to the installation of the Wires ("Wire Restoration Work") at Tenant's sole cost and expense; or (iii) require Tenant to perform all or part of the Wire Restoration Work at Tenant's sole cost and expense.

(b)     Tenant shall comply with all applicable laws with respect to the Wires, subject to Landlord's right to elect to retain the Wires. In the event that Tenant discontinues the use of all or any part of the Wires or is no longer using all or any part of the Wires, Tenant shall within thirty (30) days thereafter notify Landlord of same in writing, accompanied by a plan or other reasonable description of the current type, quantity, points of commencement and termination, and routes of the Wires to allow Landlord to determine if Landlord desires to retain same.

(c)     In the event Landlord elects to retain any or all of the Wires (pursuant to paragraph (a)(i) above), Tenant covenants that (i) Tenant shall then be the sole owner of the Wires, Tenant shall have the sole right to surrender the Wires, and the Wires shall be free of all liens and encumbrances; and (ii) all Wires shall be left in good condition, working order, properly labeled and capped or sealed at each end and in each telecommunications/electrical closet and junction box, and in safe condition.

(d)     Notwithstanding anything to the contrary in Section 15.02 of this Lease, Landlord may retain Tenant's Security Deposit after the expiration or sooner termination of the Lease until one of the following events has occurred with respect to all of the Wires: (i) Landlord elects to retain the Wires pursuant to paragraph (a)(i) above; (ii) Landlord elects to perform the Wire Restoration Work pursuant to paragraph (a)(ii) above and the Wire Restoration Work is complete and Tenant has fully reimbursed Landlord for all costs related thereto; or (iii) Landlord elects to require Tenant to perform the Wire Restoration Work pursuant to paragraph (a)(iii) above and the Wire Restoration Work is complete and Tenant has paid for all costs related thereto.

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(e)     In the event that Tenant fails or refuses to pay all costs of the Wire Restoration Work within twenty (20) days of Tenant's receipt of Landlord's notice requesting Tenant's reimbursement for or payment of such costs or otherwise fails to comply with the provisions of this Section, Landlord may apply all or any portion of Tenant's Security Deposit toward the payment of any costs or expenses relative to the Wire Restoration Work or Tenant's obligations under this Section.

(f)     The retention or application of such Security Deposit by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord's right to seek further remedy under law or equity.

(g)     The provisions of this Section shall survive the expiration or sooner termination of the Lease.

ARTICLE IV: MAINTENANCE OF PREMISES, SURRENDER AND RULES

4.01 BUILDING SERVICES.

(a)     Landlord shall provide, within its standards on each item, the following services and facilities:

(1)     Air conditioning, ventilation and heating in the Premises and common areas of the Building, Monday to Friday from 7:00 a.m. to 6:00 p.m., excluding all holidays observed by the Commonwealth of Pennsylvania or Federal Government. In the event that Tenant shall require air conditioning, ventilation and/or heating at any other time, Tenant shall give Landlord advance notice by 3:00 p.m. on Monday to Friday (excluding holidays) for after hours HVAC and shall reimburse Landlord for such services at Landlord's then current rate for overtime HVAC per hour or portion thereof, which shall be paid by Tenant to Landlord as Additional Rent. Tenant agrees to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may reasonably prescribe for the proper functioning and protection of the air conditioning system.

(2)     A reasonable amount of electricity, as Landlord may determine for normal office use in the Premises during business hours, in addition to the electric energy required by Tenant for operation of the heating, ventilation and air-conditioning systems servicing the Premises. Landlord shall not be liable in any way to Tenant for failure or defect in the supply or character of electric energy furnished to the Premises or to the Office Campus by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason whatsoever not attributable to Landlord. Tenant agrees, to the extent, if any, in the future there is a requirement by the Pennsylvania Public Utility Commission or federal or state law as a necessary condition to the supply of electric energy to the Premises, to become an individually metered customer of such public utility, in which event, upon receipt of each bill to Tenant from such public utility for electric service to the Premises, Tenant shall pay directly to the public utility company the amount as may be determined owing, from time to time, based on a reading of such meters.

Landlord may install and maintain, at Landlord's expense, such meters as Landlord shall deem necessary to measure, respectively, consumption by Tenant and other tenants of the Office Campus of electrical energy in the respective areas of the Office Campus leased to tenants. The charge to Tenant for all electricity used in the Premises shall be equal to the General Service Commercial Rate then in effect for the amount of electricity consumed by Tenant (or any successor rate to said General Service Commercial Rate then being charged to Landlord) and including all surcharges, taxes, fuel adjustments, transfer charges or other similar charges regularly passed on to consumers by the public utility furnishing electricity to the Building.

Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any electric conductors and equipment in or otherwise serving the Premises. In the event that Tenant shall require electric energy for use in the Premises in excess of that provided by Landlord and if, in Landlord's sole and reasonable judgment, Landlord's facilities are inadequate for such additional requirements and if electric energy for such additional requirements is available to Landlord, Landlord, upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wires, risers, conduits, feeders and switchboards as reasonably may be required to supply such additional requirements of Tenant, provided (i) that the same shall be permitted by applicable laws and insurance regulations; (ii) that, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to the Building or the Premises or cause or create a dangerous hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other lessees or occupants of the Building; and (iii) that Tenant, at Tenant's expense, shall concurrently with the making of such written request, execute and deliver to Landlord Tenant's written undertaking, with a surety and in form and substance satisfactory to Landlord, obligating Tenant to fully and promptly pay the entire cost and expense of so furnishing and installing any such additional wires, risers, conduits, feeders and/or switchboards.

Tenant shall not install any equipment of any kind or nature whatsoever which would or might necessitate any changes, replacements or additions to any of the heating, ventilating, air conditioning, electric, sanitary, elevator or other systems serving the Premises or any portion of the Building, or to any of the services required of Landlord under this Lease, without the prior written consent of the Landlord, and in the event such consent is granted, such replacements, changes or additions shall be paid for by Tenant. At the expiration or earlier termination of the Lease Term, Tenant shall pay Landlord's cost of restoring such systems to their condition prior to such replacements, changes or additions.

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(3)     Cleaning and maintenance of the public toilet rooms in the Office Campus;

(4)     Maintenance of floor coverings in the common areas;

(5)     Cleaning of outside and inside of exterior window panes;

(6)     Cleaning and maintenance of common areas in the Office Campus;

(7)     Passenger elevator service subject to call during regular business days and hours, as set forth in Section 4.01(a)(1) above and service subject to call by means of at least one car at all other times;

(8)     Janitorial service, including cleaning of space, dusting of furniture, desks and pictures, vacuuming, and removal of normal office trash. No janitor service shall be provided to computer rooms and storage rooms;

(9)     Tenant shall reimburse Landlord for all additional cleaning expenses incurred, including, but not limited to garbage and trash removal expense, over and above the normal cleaning provided by Landlord due to the presence of a lunch room within the Premises or the installation of food and beverage dispensing machines. No food or beverage dispensing machines (except coffee machines dispensing liquid only) shall be installed by Tenant without the prior written consent of Landlord.

(b)     Landlord does not warrant that the services provided for in Section 4.01(a) of this Lease shall be free from any slowdown, interruption or stoppage pursuant to voluntary agreement by and between Landlord and governmental bodies and regulatory agencies, or caused by the maintenance, repair, substitution, renewal, replacement or improvements of any of the equipment involved in the furnishing of any such services, or caused by changes of services, alterations, strikes, lockouts, labor controversies, fuel shortages, accidents, acts of God or the elements or any other cause beyond the reasonable control of Landlord; and specifically, no such slowdown, interruption or stoppage of any of such services shall ever be construed as an eviction, actual or constructive, of Tenant, nor shall same cause any abatement of annual Rent payable hereunder or in any manner or for any purpose relieve Tenant from any of its obligations hereunder, and in no event shall Landlord be liable for damage to persons or property or be in default hereunder as a result of such slowdown, interruption or stoppage. Landlord agrees to use due reasonable diligence to resume the service upon any such slowdown, interruption or stoppage.

4.02     UTILITY DEREGULATION. Landlord has advised Tenant that presently PECO Energy and Constellation. Energy are the utility companies selected by Landlord to provide electric service for the Office Campus. Notwithstanding the foregoing, if permitted by law, Landlord shall have the right at any time and from time to time during the Lease Term to either contract for service from a different utility company or companies providing electric service or continue to contract for service from the current utility companies. Tenant shall cooperate with Landlord, the utility companies, and any alternate utility company at all times and, as reasonably necessary, shall allow Landlord, the utility company and any alternative utility company reasonable access to the Premises to service the electric wires, risers, conduits, feeders and any other machinery within the Premises.

4.03     SURRENDER OF PREMISES. The Lease shall terminate and Tenant shall deliver up and surrender possession of the Premises on the last day of the Lease Term, and Tenant waives the right to any notice of termination or notice to quit. Tenant covenants that upon the expiration or sooner termination of this Lease it shall without notice deliver up and surrender possession of the Premises in the same condition in which Tenant has agreed to keep the same during the continuance of this Lease and in accordance with the terms of this Lease, normal wear and tear excepted.

4.04     TENANT'S REPAIR AND MAINTENANCE DUTIES. Tenant shall, throughout the Lease Term, at Tenant's sole expense, make all necessary or appropriate repairs and replacements required to keep and maintain the Premises and certain of its systems (including plumbing, electrical, security alarm and access control), equipment and apparatus appurtenant thereto, or used in connection therewith, in good order and condition, and Tenant shall return same to Landlord in such good order and condition at the expiration of this Lease, ordinary wear and tear excepted. Also included in Tenant's maintenance obligations shall be the responsibility for carpet cleaning; floor stripping/waxing; touch-up painting; and janitorial services above and beyond the janitorial/trash removal services provided by Landlord (see Section 4.01(a)(8)). In the event that the replacement of light bulbs and/or ballasts in any light fixtures within the Premises shall be necessary while this Lease is in effect, Tenant shall contact Landlord's Managing Agent, who will arrange for such replacement. Tenant shall be responsible for the cost of all bulbs and ballasts (i.e., materials only but not installation labor), which shall be installed by Landlord's maintenance personnel. Any and all repairs, replacements and/or labor or materials performed or furnished by Tenant or its contractors in, on or about the Premises shall be performed or furnished in strict compliance with all applicable laws, regulations, ordinances and requirements of all duly constituted municipal authorities or other governmental bodies having jurisdiction, and the requirements of any Board of Fire Underwriters having jurisdiction. If any portion of the Premises is new construction as of the Lease Commencement Date, the parties acknowledge that the Premises, including the mechanical, electrical and plumbing systems in the Premises, may be covered by a contractor's warranty. In the event that a repair to any such system shall be required within the first year following the Lease Commencement Date, Tenant agrees that it shall contact Landlord's Managing Agent in order to determine whether a warranty applies prior to Tenant's contracting for a repair. Notwithstanding the foregoing provisions of this paragraph, Landlord shall be responsible for all repairs, maintenance and inspections of the HVAC system, fire alarm system, emergency lights, fire extinguishers and fire suppression systems serving the Premises and the cost of such work shall be included in Operation and Maintenance Costs (as defined hereinabove).

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4.05     SERVICES TO BE PROCURED BY TENANT. Subject to the other provisions of this Lease including those concerning Alterations, Tenant, at Tenant's sole cost, may obtain telephone, Internet and cable services from any provider that it may choose provided that such provider is able to make services available to the Building without cost to Landlord.

4.06     ACCESS TO PREMISES. Tenant, its employees, agents and invitees shall have reasonable access to the Premises 24 hours a day, seven (7) days a week, subject to the other terms of this Lease. As soon as is practicable following the Lease Commencement Date, Landlord shall furnish to Tenant, at no cost to Tenant, one security access card for each Tenant employee normally employed at the Premises; provided, however, that Tenant shall be responsible for the cost of access cards in excess of 5 access cards per 1,000 rentable square feet in the Premises. Landlord shall not be liable for denying entry to any person unable to show proper identification.

4.07     UTILITY PAYMENTS. Tenant shall pay to Landlord, on a monthly basis on or before the first (1st) day of each calendar month, Tenant's estimated pro rata share (based on the ratio of the total number of rentable square feet in the Premises to the total number of rentable square feet in the Office Campus) of electric, natural gas, water and sewer utility costs for the Office Campus ("Utility Payment"). The amount of Tenant's required monthly Utility Payment is set forth in Part A above. Because of the small size of the Premises in relation to the size of the Building, such payments shall not be subject to any reconciliation as against actual utility costs.

4.08     GENERATOR. There is presently a 1.75 kilowatt back-up generator that serves the Building. The generator is presently and will continue to be serviced and maintained by Landlord (subject to the inclusion of the cost of such service and maintenance in Operation and Maintenance Costs). Tenant may, at Tenant's cost, connect a reasonable number of additional circuits to the generator panel (the number of circuits to be connected and other details to be subject to the prior written approval of Landlord). Landlord shall not be liable to Tenant in the event that the generator shall fail to operate as expected. Landlord may remove the generator from service at any time and shall he under no obligation to replace the generator at the end of its useful life.

ARTICLE V: INSURANCE AND INDEMNITY

5.01     INSURANCE. At all times during the Lease Term, Tenant shall maintain in full force and effect with respect to the Premises and Tenant's use thereof comprehensive general liability insurance, naming Landlord, Landlord's Managing Agent and Landlord's mortgagee as additional insureds, covering injury to persons in amounts at least equal to $1,000,000.00 per person and $2,000,000.00 per accident, and damage to property of at least $500,000.00. Each such policy shall provide that it shall not be cancelable without at least thirty (30) days prior written notice to Landlord and to any mortgagee named in an endorsement thereto and shall be issued by an insurer and in a form reasonably satisfactory to Landlord. In addition to the foregoing, Tenant shall also be responsible, at Tenant's own cost, to keep and maintain (i) insurance in respect of and covering Tenant's own furniture, furnishings, equipment and other personal property, all insured for the replacement cost thereof, against all risks and hazards, including but not limited to sprinkler and leakage damage, and theft; (ii) loss of income and extra expense insurance in an amount sufficient to reimburse Tenant for direct and indirect loss of earnings for a period of not less than ninety (90) days attributable to all perils included in the property insurance policy required above or attributable to Tenant's inability to obtain access to the Premises as a result of such perils; and (iii) workers' compensation insurance with respect to and covering all employees of Tenant. Tenant shall also carry, at Tenant's own cost and expense, such other insurance, in amounts and for coverages and on such other terms as Landlord may from time to time deem commercially reasonable and appropriate. Tenant shall provide to Landlord duplicate originals or an Accord 27 or comparable certificates of such insurance, in a form reasonably acceptable to Landlord, at or prior to the Lease Commencement Date, together with evidence of paid premiums, and shall provide to Landlord renewals thereof at least fifteen (15) days prior to expiration. Tenant assumes all risk of loss of any or all of its personal property. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

5.02     WAIVER OF SUBROGATION. Tenant and Landlord, respectively, hereby release each other from any and all liability or responsibility to the other for all claims or anyone claiming by, through or under it or them by way of subrogation or otherwise for any loss or damage to property covered by insurance actually carried or required to be carried under this Lease by the respective party, whichever is more comprehensive, whether or not such insurance is maintained by the other party. Tenant and Landlord agree to notify their respective insurers of the release of the subrogation claims. If any insurance agency or underwriter shall charge an additional premium or fee for recognizing a waiver of subrogation, then such premium or fee shall be paid by the party requesting the waiver.

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5.03     INCREASE IN FIRE INSURANCE PREMIUMS. Tenant agrees not to keep or use, in or upon the Premises, any articles or goods which may be prohibited by Landlord's standard form of fire insurance policy. Tenant agrees to pay upon demand any increase in premium for fire and extended coverage insurance and all other perils that may be charged during the Lease Tenn on the amount of such insurance which may be carried by Landlord on \the Premises, or the Building of which the same are a part, resulting from the use of the Premises by Tenant, whether or not Landlord has consented to such use.

5.04     INDEMNIFICATION OF LANDLORD. Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties (as defined above) from and against any and all Claims, which may be imposed upon or incurred by or asserted against Landlord or the Landlord Parties by reason of any of the following which shall occur during the Lease Term, or during any period of time prior to the Commencement Date or after the expiration date hereof when Tenant may have been given access to or possession of all or any part of the Premises:

(i)       any work or act done in, on or about the Premises or any part thereof at the direction of Tenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Landlord or its agents, contractors or employees;

(ii)     any negligence or other wrongful act or omission on the part of Tenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

(iii)    any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof, unless caused by the gross negligence or willful misconduct of Landlord, its employees or agents;

(iv)   the use, presence, transportation, storage, disposal, spill, release or discharge of Hazardous Substances (as defined herein) on or about the Premises or the Office Campus and which are related in any way to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors; and

(v)     any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Lease on its part to be performed or complied with.

Tenant's obligations and liabilities under this section shall survive the expiration or earlier termination of this Lease.

5.05     WAIVER OF CLAIMS. Landlord and the Landlord Parties shall not be liable for, and Tenant hereby releases and relieves Landlord and the Landlord Parties from all liability in connection with any and all loss of life, personal injury, damage to or loss of property, or loss or interruption of business occurring to Tenant, its agents, servants, employees, invitees, licensees, visitors, or any other person, firm, corporation or entity, in or about or arising out of the Premises, from, without limitation, (a) any fire, other casualty, accident, occurrence or condition in or upon the Premises, the buildings, or Office Campus; (b) any defect in or failure of (i) plumbing, sprinkling, electrical, heating or air-conditioning systems or equipment, or any other systems and equipment of the Premises, buildings, or Office Campus, and (ii) the elevators, stairways, railings or walkways of the Premises, buildings, or Office Campus; (c) any steam, gas, oil, water, rain or snow that may leak into, issue or flow from any part of the Premises, buildings, or Office Campus from the drains, pipes or plumbing, sewer or other installation of same, or from any other place or quarter; (d) the breaking or disrepair of any installations and equipment; (e) the falling of any fixture or any wall or ceiling materials; (f) broken glass; (g) latent or patent defects; (h) the exercise of any rights by Landlord under the terms and conditions of this Lease; (i) any acts or omissions of the other tenants or occupants of the Building or of nearby buildings; (j) any acts or omissions of other persons; (k) any acts or omissions, excepting gross negligence or intentional acts of Landlord, its agents, servants and employees; and (1) theft, Act of God, public enemy, injunction, riot, strike, insurrection, war, court order, or any order of any governmental authorities having jurisdiction over the Premises, buildings. or Office Campus.

ARTICLE VI: ASSIGNMENT AND SUBLETTING

6.01     ASSIGNMENT BY TENANT. Tenant shall have the right, subject to the terms and conditions hereinafter set forth, without the consent of but with a minimum of sixty (60) days prior written notice to Landlord, to assign this Lease or to sublet all or any portion of the Premises to a corporation or other entity which controls, is controlled by, or is under common control with, Tenant, or to a corporation or other entity resulting from a merger or consolidation with Tenant, or to any person or entity which acquires substantially all of the assets of Tenant as a going concern; provided (i) the assigning or subletting entity and any guarantor remains liable for all of Tenant's obligations hereunder; (ii) there exists no Event of Default under this Lease either at the time Tenant notifies Landlord of such proposed assignment or sublease or at the time such assignment or sublease is to become effective; (iii) Tenant delivers to Landlord an executed copy of the proposed sublease or assignment; (iv) the proposed sublease or assignment shall meet all use requirements and restrictions set forth in this Lease; and (v) the credit quality of the proposed assignee shall be at least equal to that of Tenant; and (vi) in the event the assigning or subletting entity will not continue as a viable, going concern after the date of such assignment or sublease, the fair, salable value of the assets of such assignee or sublessee must not be less than the amount that will be required to pay its probable liability on its existing debts as they mature. The provisions of this Section 6.01 shall be applicable only to the original Tenant pursuant to this Lease Agreement and shall not apply to any successive tenant as a result of the assignment of this Lease Agreement.

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6.02     SUBLEASE RESTRICTION UPON TENANT. Tenant shall not sublease nor offer to sublease all or any portion of the Premises or assign or offer to assign all or any portion of its interest in this Lease to any other person or entity to which Landlord has submitted, during the prior three month period, a written proposal to lease any space in the Office Campus.

6.03     CONSENT REQUIRED. Except as set forth in Section 6.01, and subject to the provisions of Section 6.02, Tenant shall not, without the prior written consent of Landlord in each instance, (i) assign or otherwise transfer, this Lease or any of its rights hereunder; (ii) sublet the Premises nor any part thereof, nor permit the use of the Premises or any part thereof by any persons other than Tenant or its employees, agents and invitees; (iii) collaterally assign, mortgage or otherwise encumber this Lease or any of Tenant's rights hereunder; or (iv) permit the assignment or other transfer of this Lease or any of Tenant's rights hereunder by operation of law. Tenant shall not sublease or offer to sublease all or any portion of the Premises or assign or offer to assign all or any portion of its interest in this Lease to any other Tenant in the Office Campus without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. The consent by Landlord to any assignment, transfer, or subletting to any person shall not be construed as a waiver or release of Tenant from any provision of this Lease, unless expressly so stated (it being understood that in all instances, even where Landlord's consent is not required, Tenant shall remain primarily liable as a principal and not as a guarantor or surety) nor shall the collection or acceptance of Rent from any such assignee, transferee, subtenant or occupant constitute a waiver or release of Tenant from any such provision. No consent by Landlord to any such assignment, transfer, subletting, mortgaging or encumbering in any one instance shall constitute a waiver of the necessity for such consent in a subsequent instance, nor shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee. For purposes of the foregoing, a transfer, conveyance, grant or pledge, directly or indirectly, in one or more transactions, of an interest in Tenant (whether stock, partnership interest, membership interest or other form of ownership or control), or the issuance of new interests by which an aggregate of more than fifty percent (50%) of the interest in Tenant shall be vested in a party or parties who are not holders of such interest(s) as of the date of this Lease shall be deemed an assignment of this Lease (which assignment shall be permitted without Landlord's consent if the conditions set forth above in Section 6.01 above are satisfied); provided, however, that this limitation shall not apply to any corporation, all the outstanding voting stock of which is listed on a national securities exchange. Landlord's acceptance of any name for listing on the Building Directory will not be deemed, nor will it substitute for, Landlord's consent, required under this Lease to any sublease, assignment or other occupancy of the Premises. In the event of an assignment or subletting not in conformance with the terms of this Lease, such assignment and/or subletting shall be void ab initio, and Landlord shall have the right to terminate this Lease or to require that the Premises be surrendered to Landlord for the balance of the Lease Term (in the case of an assignment) or for the term of the proposed sublease (in the case of a sublease). Such termination shall in no event be construed to limit Landlord's right to damages or any other relief for the violation of the terms of this Lease.

6.04     LANDLORD'S OPTIONS AND TERMS OF CONSENT. If at any time or from time to time during the Lease Term Tenant desires to sublet or assign all or any part of the Premises (other than as set forth in Section 6.01 above), Tenant shall give written notice to Landlord of such intent together with a copy of the proposed assignment or sublease documents and such financial information concerning the proposed assignee or sublessee as Landlord shall reasonably request. Landlord shall have the option, exercisable by notice given to Tenant within thirty (30) days after receipt of Tenant's notice, of reacquiring the portion of the Premises proposed to be sublet or assigned and amending this Lease to exclude such portion from the Premises and to effect a proportionate reduction in the monthly Rent, all to reflect the reduction in the Rentable Square Footage of the Premises after such amendment. All other terms and conditions of this Lease shall remain in effect and applicable to the Premises as reduced, and Tenant shall execute documents to effect such amendment at Landlord's request. Landlord's option to amend this Lease shall be exercisable by written notice to Tenant within thirty (30) days following Landlord's receipt of a written request for Landlord's consent to any proposed assignment or sublet. Landlord's option hereunder shall in no way affect or limit Landlord's right to withhold consent to Tenant's request pursuant to the remaining provisions of this Article VI. If the Landlord does not exercise such option, any sublet or assignment of such space to any third party shall be subject to the following conditions:

(i)       Consent of Landlord, which consent shall not be unreasonably withheld;

(ii)     If the space is not subleased or assigned within ninety (90) days from the expiration of Landlord's option as set forth above, or any subsequent option as provided in this Subsection 6.04(ii), Tenant shall, prior to entering into a sublease or an assignment of said space, once again give Landlord written notice and Landlord shall have twenty (20) days after the receipt thereof to exercise the option of reacquiring that portion of the premises and terminating the lease with respect thereto;

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(iii)    No sublease or assignment shall be valid and no subtenant or assignee shall take possession of the premises subleased or assigned until an executed counterpart of such lease has been delivered to Landlord;

(iv)   No subtenant or assignee shall have a right further to sublet or assign; and

(v)     Tenant shall cause any such subtenant to confirm (in writing) Landlord's express right to enforce Landlord's Rules and Regulations and Tenant's obligations thereunder, directly upon the subtenant.

In the event that Landlord approves an assignment or subletting of all or any portion of the Premises, Tenant shall pay to Landlord as Additional. Rent an amount equal to the difference between (i) all sums paid to Tenant or its agent by or on behalf of such assignee or subtenant under the assignment or sublease; and (ii) the sum of (x) the monthly Rent to be paid under this Lease and attributable to the portion of the Premises assigned or sublet, and (y) the following costs to the extent reasonably incurred by Tenant in connection with such assignment or sublease, all of which shall be amortized on a straight line basis over the term of the assignment or sublease: leasing commissions to independent real estate brokers, legal fees, the costs of any reasonable tenant improvements constructed at Tenant's expense at the specific request of such assignee or sublessee as a condition to such party's entering into the assignment or sublease (net of any reimbursements by such assignee or sublessee), and any tenant concessions reasonably granted to such assignee or sublessee (based upon then current market conditions) and actually paid by Tenant out-of-pocket. The receipt by Landlord of such monies shall not be deemed to be a waiver of the provisions of this Article VI with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder. The provisions of this Section 6.04 shall be applicable only to the original Tenant pursuant to this Lease Agreement and shall not apply to any successive tenant or subtenant as a result of assignment or subletting pursuant this Lease Agreement.

6.05     NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the rental and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignment or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Tenant agrees, in the event that (i) all or any part of the Premises are to be sublet by Tenant; or (ii) this Lease is to be assigned by Tenant, the agent then authorized by Landlord to lease space in the Office Campus, whether Managing Agent or otherwise, shall (aa) have the exclusive right to act as agent of the Tenant in any such subletting or assignment, and (bb) be entitled to collect from Tenant the customary commissions for such services; provided, however, that in no such event shall Landlord be liable for the payment of any commissions in connection with any sublet or assignment by Tenant.

6.06     NO WAIVER. In the event that (i) the Premises or any part thereof are sublet and there exists no Event of Default under Section 9.01 of this Lease; or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the Rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article VI with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.

6.07     COSTS AND EXPENSES. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in connection with any assignment or sublease requested by Tenant, whether or not Landlord's consent is granted, including without limitation, reasonable fees paid to attorneys, accountants and space planners.

Without limiting any of the provisions of Article IX, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), or if pursuant to any state insolvency or bankruptcy law, Tenant is permitted to assign this Lease, adequate assurance of future performance by an assignee expressly permitted under such code or law shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Annual Rent for the next succeeding twelve (12) months (which Additional Rent shall be reasonably estimated by Landlord), which deposit shall be held by Landlord for the balance of the Lease Term, without interest, as an Additional Security Deposit, as hereinafter defined, for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for the Security Deposit in Article XV of this Lease.

6.08     ASSIGNMENT BY LANDLORD. Landlord shall have the right to sell, convey, mortgage transfer or assign all or any part of its interest in the Office Campus or its interest in this Lease, and Tenant agrees to attorn to Landlord's purchaser, mortgagee or assignee. All covenants and obligations of Landlord under this Lease shall cease upon the execution of such conveyance, transfer or assignment, but such covenants and obligations shall run with the land and shall be binding upon the subsequent owner or owners of this Lease, subject however to any subordination agreement as may have been executed by Tenant in favor of any mortgagee of the Premises. Tenant, except as to any obligations which have been matured, shall look solely to Landlord's successor in interest in the Office Campus for the satisfaction of each and every obligation of Landlord hereunder. If any Security Deposit has been made by Tenant, Landlord may transfer such Security Deposit to the purchaser and thereupon Landlord shall be discharged from any further liability in reference thereto.

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ARTICLE VII: DESTRUCTION OF PREMISES

7.01     NOTICE TO LANDLORD. If the Premises or any part thereof shall be damaged by fire or any other cause or casualty, Tenant shall give prompt written notice thereof to Landlord.

7.02     PARTIAL DESTRUCTION. If, in the professional judgment of Landlord's architect (such judgment to be made within sixty (60) days of the damage), restoration of the Premises within a period of nine (9) months from the date of the damage is possible, and if Landlord's lender authorizes the use of all necessary insurance proceeds for such restoration and in Landlord's opinion such proceeds are adequate to pay for the cost of repair or restoration, (i) Landlord shall restore, to their condition immediately preceding the occurrence of such damage, all improvements provided at Landlord's expense; and (ii) if the Premises are unusable for Tenant's permitted uses as set forth in this Lease, in whole or in part, during such restoration, the monthly Rent hereunder shall be abated to the extent and for the period of such restoration. The Rent abated shall be that portion of the total Rent which the amount of square foot area unusable bears to the total square foot area of all the Premises covered by this Lease. Such abatement shall terminate upon the completion of restoration by Landlord or Tenant's commencement of beneficial use of the restored portion of the Premises, whichever shall first occur. If the damage or destruction contemplated in this Section 7.02 shall result from the intentional misconduct of Tenant, or Tenant's agents, employees, visitors or licensees, Tenant shall not be entitled to any abatement of monthly Rent.

If (i) it is determined that restoration is not possible within a period of nine (9) months, in accordance with the professional judgment of Landlord's architect, which judgment shall be made and Tenant notified of same within sixty (60) days after the occurrence of such damage; or (ii) Landlord decides not to repair or restore because its lender will not make the insurance proceeds available for such repair or restoration or such proceeds are not adequate to pay for the cost of repair or restoration, Landlord and Tenant shall each have the right to terminate this Lease by giving written notice thereof to the other party within ninety (90) days after the occurrence of such damage, in which event this Lease and the tenancy hereunder shall terminate as of the date of such damage or destruction and the monthly Rent will be apportioned as of the date of such damage or destruction. Any monthly Rent paid in advance beyond such date shall be refunded to Tenant.

If (i) Landlord's architect determines that restoration of the Premises and the remainder of the Building is possible within a period of nine (9) months from the date of damage; and (ii) Landlord's lender makes available to Landlord sufficient insurance proceeds for such repair or restoration; and (iii) Landlord fails to complete such restoration within said nine (9) months, as extended by Force Majeure and time to adjust any insurance claims, then Tenant shall have the right to terminate this Lease by giving thirty (30) days advance written notice thereof to Landlord within thirty (30) days after the expiration of such nine (9) month period, in which event unless Landlord substantially completes such restoration or Tenant commences beneficial use of the Premises within said thirty (30) day period, this Lease and the tenancy hereunder shall automatically terminate as of the date of such damage or destruction and the monthly Rent will be apportioned as of the date of such damage or destruction.

7.03     TOTAL DESTRUCTION. In case the Building generally is so severely damaged by fire or other casualty (although the Premises may not be affected) that Landlord shall decide in its sole discretion within a reasonable time not to rebuild or reconstruct the Building, then this Lease and the tenancy hereunder shall terminate on the date specified by Landlord in a notice unless terminated earlier pursuant to Section 7.02, which notice shall be given no later than ninety (90) days after the date of such casualty, and Rent shall be adjusted as of such date of termination.

7.04     LANDLORD'S OPTIONS.

(a)     If (i) the Premises, in the sole opinion of Landlord, are rendered substantially untenantable by reason of such fire or casualty, or twenty (20%) percent or more of the Premises is damaged by such fire or other casualty; and (ii) less than twelve (12) months would remain of the Lease Term or any renewal thereof upon completion of the repairs or reconstruction, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within thirty (30) days from and after said occurrence, to elect not to reconstruct the Premises, and, in such event, this Lease and the tenancy hereby created shall cease as of the date of such occurrence, the Rent to be adjusted as of such date.

(b)     Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof. Tenant acknowledges notice (i) that Landlord shall not obtain insurance of any kind on Tenant's furniture or furnishings, equipment, fixtures, alterations, improvements and additions unless the same have become the property of Landlord pursuant to Section 3.01(d); (ii) that it is Tenant's obligation to obtain such insurance at Tenant's sole cost and expense; and (iii) that Landlord shall not be obligated to repair any damage thereto or replace the same.

(c)     Any other provision of this Lease to the contrary notwithstanding, if insurance proceeds to be maintained by Tenant under the terms of this Lease plus such additional funds as Tenant is willing to contribute are insufficient to cover the cost of the repair or restoration of the tenant improvements, Landlord shall have no obligation to repair or restore same.

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ARTICLE VIII: EMINENT DOMAIN

8.01     CONDEMNATION.

(a)       If the whole of the Premises shall be condemned or taken either permanently or temporarily for a period in excess of six months, for any public or quasi-public use or purpose, under any statute or by right of eminent domain, or by private purchase in lieu thereof, then in that event the Lease Term shall cease and terminate from the date when possession is taken thereunder pursuant to such proceeding or purchase. All Rent shall be adjusted as of the time of such termination and any Rent paid for a period thereafter shall be refunded. In the event a portion only of the Premises or a portion of the Building containing same shall be so taken (even though the Premises may not have been affected by the taking of some other portion of the Building or the Office Campus containing same), Landlord may elect to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase or Landlord may elect to repair and restore, at its own expense, the portion not taken and thereafter all Rent shall be reduced proportionately to the portion of the Premises taken.

(b)       In the event of any total or partial taking of the Premises or the Building, Landlord shall be entitled to receive the entire award in any such proceeding and Tenant hereby assigns any and all right, title and interest of Tenant now or hereafter arising in or to any such award or any part thereof and hereby waives all right against Landlord and the condemning authority, except that Tenant shall have the right to claim and prove in any such proceeding and to receive any award which may be made to Tenant, if any, specifically damages for loss of good will, movable trade fixtures, equipment, unamortized tenant improvement expenses (as paid for by Tenant) and moving expenses.

(c)        If the Premises or the Building, is declared unsafe by any duly constituted authority having the power to make such determination, or are the subject of a violation notice or notices requiring repair or reconstruction, Landlord, at its option, may make the required repairs or may terminate this Lease, and in the latter event, Tenant shall immediately surrender said Premises to Landlord and thereupon this Lease shall terminate and all Rent shall be apportioned as of the date of such termination.

ARTICLE IX: DEFAULT OF TENANT; REMEDIES

9.01     TENANT'S DEFAULT. The occurrence of any of the following shall constitute a material default and breach ("Event of Default") of this Lease by Tenant:

(a)        Failure of Tenant to take possession of the Premises within thirty (30) days after notice to Tenant that the same are ready for occupancy by Tenant.

(b)        The vacation or abandonment of the Premises by Tenant, except pursuant to a sublease or assignment approved by Landlord.

(c)        A failure by Tenant to pay, when due, any installment of Rent hereunder or any such other sum herein required to be paid by Tenant.

(d)        If the Security Deposit is in the form of a letter of credit, the failure of Tenant to renew the letter of credit on or before thirty (30) days prior to its expiration.

(e)        A failure by Tenant to observe and perform any other provision or covenant of this Lease to be observed or performed by Tenant, where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such fifteen (15) day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecutes the same to completion, but in no event shall such failure continue longer than thirty (30) days.

(f)        The filing of a petition by or against Tenant or any Guarantor under this Lease for adjudication as a bankrupt or insolvent or for its reorganization or for the appointment pursuant to any local, state or federal bankruptcy or insolvency law of a receiver or trustee of Tenant's or any Guarantor's property; or an assignment by Tenant or any Guarantor for the benefit of creditors; or the taking possession of the property of Tenant or any Guarantor by any local, state or federal governmental officer or agency or court-appointed official for the dissolution or liquidation of Tenant or any Guarantor or for the operating, either temporary or permanent, of Tenant's or any Guarantor's business, provided, however, that if any such action is commenced against Tenant or Guarantor the same shall not constitute a default if Tenant or Guarantor causes the same to be dismissed within sixty (60) days after the filing of same.

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9.02     REMEDIES. Upon the occurrence of any Event of Default as set forth above:

(a)       Landlord may perform for the account of Tenant any such default of Tenant and immediately recover as Additional Rent any expenditures made and the amount of any obligations incurred in connection therewith, plus interest at the "Default Rate" (as defined below) from the date of any such expenditure.

(b)       Landlord may accelerate all Rent due for the balance of the Lease Term and declare the same, along with all sums past due, to be immediately due and payable. In determining the amount of any future payments due Landlord as a result of increases in Operation and Maintenance Costs and increases in Real Estate Taxes, Landlord may make such determination based upon the increase in the amount of Operation and Maintenance Costs and Real Estate Taxes paid by Tenant for the full year immediately prior to such default.

(c)        Landlord may immediately proceed to distrain, collect or bring action for the whole Rent or such part thereof as aforesaid, as well as for liquidated damages provided for hereinafter, as being Rent in arrears, or may confess judgment against Tenant therefor as herein elsewhere provided for in case of Rent in arrears, or may file a Proof of Claim in any bankruptcy or insolvency proceeding for such Rent, or Landlord may institute any other proceedings, whether similar to the foregoing or not, to enforce payment thereof.

(d)       Landlord may re-enter and repossess the Premises without being liable to any action or prosecution for such entry or the manner thereof, nor shall Landlord be liable for the loss of any property upon the Premises. Landlord may remove all of Tenant's goods and property from the Premises. Landlord shall have no liability for any damage to such goods and property, nor shall Landlord be responsible for the storage or protection of the same upon removal.

(e)        Landlord may, at any time after the occurrence of any Event of Default re-enter and repossess the Premises and any part thereof and attempt to relet all or any part of such Premises for and upon such terms and to such persons, firms or corporations and for such period or periods as Landlord, in its sole discretion, shall determine, including any term beyond the termination of this Lease; and Landlord shall not be required to accept any tenant offered by Tenant or observe any instruction given by Tenant about such reletting or do any act or exercise any care or diligence with respect to such reletting or to the mitigation of damages. For the purpose of such reletting, Landlord may decorate or make repairs, changes, alterations or additions in or to the Premises to the extent deemed by Landlord desirable or convenient; and the cost of such decoration, repairs, changes, alterations or additions shall be charged to and be payable by Tenant as Additional Rent hereunder, as well as any reasonable brokerage and legal fees expended or incurred by Landlord; and any sums collected by Landlord from any new tenant obtained on account of the Tenant shall be credited against the balance of the Rent due hereunder as aforesaid. Tenant shall pay to Landlord monthly, on the days when the Rent would have been payable under this Lease, the amount due hereunder less the amount obtained by Landlord from such new Tenant.

(f)        Landlord, at its option, may serve notice upon Tenant that this Lease and the then unexpired term of this Lease shall cease and expire and become absolutely void on the date specified in such notice, to be not less than five (5) days after the date of such notice without any right on the part of the Tenant to save the forfeiture by payment of any sum due or by the performance of any term, provision, covenant, agreement or condition broken; and, thereupon and at the expiration of the time limit in such notice, this Lease and the Lease Term granted, as well as the right, title and interest of the Tenant hereunder, shall wholly cease and expire and become void in the same manner and with the same force and effect (except as to Tenant's liability) as if the date fixed in such notice were the date herein granted for expiration of the Lease Term. Thereupon, Tenant shall immediately quit and surrender to Landlord the Premises, and Landlord may enter into and repossess the Premises by summary proceedings, detainer, ejectment or otherwise and remove all occupants thereof and, at Landlord's option, any property thereon without being liable to indictment, prosecution or damages therefor.

(g)        In the event of termination of this Lease pursuant to Section 9.02(f) of this Lease, Tenant shall pay to Landlord all rental and other charges payable hereunder due and unpaid to the date of termination, together with liquidated damages in an amount equal to ten percent (10%) of the balance of all Rent and other charges required to be paid under this Lease from the date of said termination to the end of the Lease Tenn, as if the same had not been terminated, the said Rent for the balance of the Lease Term and other charges to be computed in the same manner as provided in Section 9.02(b) of this Lease. In the event any judgment has been entered against Tenant for any amount in excess of the total amount required to be paid by Tenant to Landlord hereunder, then the damages assessed under said judgment shall be reassessed and a credit granted to the extent of such excess. The parties hereto acknowledge that the damages to which the Landlord is entitled in the event of a breach of this Lease and termination by Landlord are not easily computed and are subject to many variable factors. The parties hereto have agreed to the liquidated damages as herein provided in order to avoid extended litigation in the event of default by Tenant and termination of this Lease.

(h)       Landlord shall have the right of injunction, in the event of a breach or threatened breach by Tenant of any of the agreements, conditions, covenants or terms of this Lease, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

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(i)       CONFESSION OF JUDGMENT. UPON AN EVENT OF DEFAULT, LANDLORD SHALL BE ENTITLED TO CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION IN ACCORDANCE WITH THE WARRANT TO CONFESS JUDGMENT ATTACHED HERETO AS EXHIBIT "D" AND INCORPORATED HEREIN AS IF SET FORTH AT LENGTH. IN ANY ACTION TO CONFESS JUDGMENT FOR POSSESSION OF THE PREMISES, LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, OF WHICH FACTS SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE, AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT', CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING.

9.03     LEGAL EXPENSES. If suit shall be brought or claim shall be made (whether or not suit is commenced or judgment entered) for recovery of possession of the Premises, and/or the recovery of Rent or any other amount due under provisions of this Lease, or because of the breach of any other covenant herein contained, and the breach shall be established, the non-prevailing party shall pay to the prevailing party, in addition to all other sums and relief available to the prevailing party, all expenses incurred therefor, including reasonable attorneys' fees to the extent permitted by law.

9.04     FAILURE TO PAY; INTEREST If Tenant at any time shall fail to pay any taxes, assessments or liens, provide insurance or perform any act required by this Lease to be made or performed by it, or fail to pay any charge payable by Tenant or to timely discharge any other monetary obligation of Tenant required by this Lease, Landlord, without waiving or releasing Tenant from any obligation or default under this Lease, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Tenant. All sums so paid by Landlord and all costs and expenses so incurred shall accrue interest at the Default Rate from the date of payment or incurring thereof by Landlord and shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord upon demand. Notwithstanding anything to the contrary contained herein, if Tenant fails to contest any invoice or other written demand for payment of Rent or any other sums due within the time frames specified in the Lease for payment, then Tenant shall have no rights to contest such invoice or bill thereafter.

9.05     TENANT'S WAIVER. Tenant waives those provisions of the Landlord and. Tenant Act of 1951, Act of April 6, 1951, P.L. 69, art. I, secs. 101 et seq., 68 P.S. secs. 250.101 et seq., as amended and as may from time to time be further amended (hereinafter referred to as the "Act"), that are not prohibited by law from being waived. Without limiting the generality of the foregoing waiver, Tenant specifically waives the right to receive the Notice to Quit provided for in said Act.

ARTICLE X: LANDLORD'S RIGHTS

10.01     ACCESS TO PREMISES. Landlord, its employees and agents shall have the right to enter the Premises at all reasonable times and upon reasonable notification during normal business hours and at any time in case of an emergency for the purpose of examining or inspecting the same, showing the same to prospective purchasers, mortgagees or tenants of the Building, and making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable. If representatives of Tenant shall not be present to open and permit entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key (or forcibly in the event of an emergency) without liability to Tenant and without such entry constituting an eviction of Tenant or termination of this Lease. During the last nine (9) months of the Lease Term, Landlord may exhibit the Premises to prospective new tenants. Landlord's non-emergency access is subject to the obligation to use commercially reasonable efforts not to disrupt Tenant's use of the Premises. If the access involves work by Landlord or its contractors, such work shall be done after business hours based on the reasonable request of Tenant.

10.02     CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights, exercisable without notice and without liability to Tenant for damage or injury to property, person or business and without effecting any eviction, constructive or actual, or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for compensation or for set-off, deduction, diminution or abatement of monthly Rent or other sums payable by Tenant hereunder:

(1)     to change upon ninety (90) days written notice to Tenant the name and/or address of the Building or of the Office Campus;

(2)     to approve all signage for the exterior or interior of the Building, to approve the location of said signage, and to install, affix and maintain any and all signs on the exterior or interior of the Building;

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(3)     to designate and approve, prior to installation, all types of window shades, blinds, drapes, awnings, window ventilators and similar items, to prohibit placement of items on window sills or furniture in front of windows, which, in Landlord's reasonable judgment, adversely affect the exterior appearance of the Office Campus, and to control all interior lighting that may be visible from the exterior of the Office Campus;

(4)     to decorate or to make repairs, alterations, additions or improvements, whether structural or otherwise, in and about the Office Campus, or any part thereof, and for such purposes to enter the Premises and, during the continuance of any such work, to temporarily close doors, entry ways, common or public spaces and corridors in the Building and to interrupt or temporarily suspend Building services and facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible; and

(5)     to retain absolute dominion and control over all common or public space within the Office Campus, provided such exclusive right shall not operate to exclude Tenant from the use expressly permitted herein, it being understood that all such areas that Tenant is permitted to use and occupy are to be used and occupied under a revocable license and Landlord may diminish such areas in size without being subject to any liability; and

(6)     to close the Building after work hours or on legal holidays subject, however, to Tenant's right to admittance, under such reasonable regulations as Landlord may prescribe; and

(7)     to establish identification and admittance procedures for the Building and Office Campus as may be necessary or desirable for operational safety, security, efficiency or convenience; and

(8)     to retain at all times passkeys or security codes to the Premises; and

(9)     to grant the exclusive right to conduct any particular business or service in the Building or on the Office Campus.

ARTICLE XI: COVENANTS, REPRESENTATIONS AND WARRANTIES

11.01 TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS.

(a)     Tenant represents and warrants that it will comply with all applicable federal, state, or local environmental laws, regulations, or ordinances in connection with its use of or operations in or at the Building including those laws, regulations, or ordinances governing hazardous wastes, hazardous substances, or toxic substances, as those terms are defined under any Environmental Laws (as defined below) (collectively, "Hazardous Substances").

(b)     Tenant covenants and agrees not to use the Premises for the generation, manufacture, refining, transportation, treatment, storage or disposal of any Hazardous Substances or waste or for any purpose which poses a substantial risk of imminent damage to the environment (other than in minimal quantities normally used for operation of office machinery, provided the same are used, stored and removed upon expiration or earlier termination of this Lease, in accordance with all. Environmental Laws [as defined herein]); in this regard Tenant represents that it does not have a Standard Industrial Classification number within 22-29 inclusive, 46-49 inclusive, 51 or 76 as designated by the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States and will not engage in any activity which would subject Tenant to the provisions of the Federal Comprehensive Environmental Response, Liability and Clean-Up Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C.A. Section 1151 et seq.), the Clean Water Act of 1977 (33 U.S.C.A. Section 1251 et seq.), or any other federal, state or local environmental law, regulation or ordinance (collectively "Environmental Laws"). Tenant shall remove, clean-up and remedy any Hazardous Substances on the Premises or Building to the extent required by applicable law, provided that the presence of such Hazardous Substances resulted from the action or inaction of Tenant, its employees, contractors or agents, and Tenant shall be obligated to continue to pay Rent hereunder minus the amount of any rents received by Landlord for the Premises until such removal, clean-up or remedy is completed in accordance with applicable laws, whether or not the Lease Term shall terminate or expire.

Tenant hereby grants Landlord the right to inspect the Premises throughout the Lease Term upon reasonable advance notice to tenant to determine that Tenant is in compliance with applicable laws and Tenant agrees to provide Landlord with all information necessary to ascertain that Tenant is in compliance with applicable laws. Tenant shall cooperate with Landlord in satisfying any legal requirements imposed upon. Landlord relating to Tenant's operations, and shall, upon request at Landlord's expense furnish complete information to Landlord concerning the use or existence of any Hazardous Substances, contamination or pollution at the Building with regard to Tenant's operations.

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11.02     TENANT'S COMPLIANCE WITH RULES AND REGULATIONS. Tenant covenants and agrees that Tenant, its employees, invitees, licensees and other visitors, shall observe faithfully, and comply strictly with, the Rules and Regulations contained in Exhibit "D" and such other and further reasonable Rules and Regulations as Landlord or Landlord's Agents may, after notice to Tenant, from time to time adopt provided that such further reasonable Rules and Regulations apply to all tenants. Nothing in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease as against any other tenant, and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, invitees, licensees or other visitors.

11.03     TENANT'S COMPLIANCE WITH OTHER LAWS, ETC.

(a)       Tenant, at Tenant's expense, shall comply promptly with the laws, ordinances, rules, regulations and orders of all governmental authorities in effect from time to time during the Lease Term that shall impose any duty on Tenant with respect to the Premises or use, occupancy and operation thereof, including, without limitation, the Americans with Disabilities Act ("ADA") and the Federal Occupational Safety and Health Act of 1979, and will obtain any and all licenses and permits necessary for any such use. Tenant shall not be required to make any structural alterations in or to the Premises in order to comply with the foregoing, unless such alterations shall be necessitated or occasioned, in whole or in part (i) by Tenant's obligations under the ADA as set forth in Section 11.03(b); or (ii) by the use or occupancy or manner of use, occupancy or operation of the Premises by Tenant; or (iii) by reason of a breach of any of Tenant's covenants, warranties, or agreements hereunder, including, without limitation, Article XI; or (iv) by the acts, omissions or negligence of Tenant, its employees, officers, agents or representatives, or any person claiming through or under Tenant. Any work or installation made or performed by or on behalf of Tenant or any person claiming through or under Tenant pursuant to the provisions of this Article shall be made in conformity with, and subject to the provisions of Article III and the other provisions of this Lease.

(b)       Tenant represents, warrants and agrees that all Alterations (both as that term is defined within the ADA and within this Lease) to the Premises undertaken by Tenant will comply, to the extent necessary, with the ADA. Tenant further agrees that in the event Tenant provides to Landlord any plans or specifications for improvements, alterations or additions to the Premises pursuant to the terms and conditions of this Lease, the Tenant shall be obligated to cause such plans to conform to all applicable requirements of the ADA and shall otherwise cause them to be in accordance with the agreements contained in this Article XI, and the Tenant shall bear sole responsibility for complying with the ADA as it may relate to the Premises (except with respect to Landlord's Work, if any). Further, in the event modifications are required to the Premises due to the non-conformity of the Premises to the requirements of the ADA regarding Tenant's disabled employees or access by disabled members of the public, including, without limitation, access standards relating to wheelchairs, doors, entrances, and lavatories, Tenant shall promptly comply with the requirements of the ADA with respect thereto.

11.04     ADDITIONAL WARRANTIES OF TENANT.

(a)       Tenant agrees that it will not do or suffer to be done, any act, matter or thing objectionable to the fire insurance companies whereby the fire insurance or any other insurance now in force or hereafter to be placed on the Premises or any part thereof, or on the Building or Office Campus, shall become void or voidable or suspended, or whereby the same shall be rated as a more hazardous risk than at the date when Tenant receives possession hereunder. In case of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent, any and all increase or increases in premiums on insurance carried by Landlord on the Premises, or any part thereof, or on the Office Campus may be a part, caused in any way by the occupancy of Tenant.

(b)       Tenant shall be responsible for and shall pay before delinquency, all municipal, county, or state taxes assessed during the Lease Term against any leasehold interest or personal property of any kind owned by or placed in, upon, or about the Premises by Tenant.

(c)        The persons signing this Lease on behalf of Tenant hereby personally represent and warrant to Landlord that any financial statements delivered to Landlord prior to the execution of this Lease properly reflect the true and correct value of all the assets and liabilities and/or income/expenses of Tenant and any Guarantors. Tenant acknowledges that in entering into this Lease, Landlord is relying upon such statements.

(d)       Tenant shall not use the Premises or any portion thereof, for any business which involves the operation of printing presses, dance studios, discotheques or exercise studios, nor shall Tenant engage in any other business in the Premises which may cause vibrations of a similar character and frequency to those caused by printing presses, dance studios, discotheques or exercise studios. Tenants shall not use in the Premises any x-ray equipment, electrical arc welding devices, electrical equipment for the repair of radio transmitters, radar, pulse generators, displays utilizing neon or strobe lighting, and citizens band and other amateur radios (provided that this provision shall not prohibit Tenant from using any radio frequencies authorized for business use by the Federal Communications Commission). Tenant agrees that Landlord, or its nominee, shall have the right at any time, and from time to time, to inspect the Premises for the purpose of detecting spurious radio emissions.

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(e) If, in connection with obtaining temporary, construction or permanent financing of the Building or Office Campus, any lender shall request reasonable modifications of this Lease (which do not affect the material economic terms of this Lease) as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of any agreement of modification of this Lease, provided such modifications do not increase the financial obligations of Tenant hereunder or materially or adversely affect the leasehold interest hereby created or Tenant's reasonable use and enjoyment of the Premises.

11.05     LANDLORD'S WARRANTIES. Landlord shall indemnify Tenant for all claims relating to Hazardous Substances present in the common areas of the Office Campus provided that Landlord was aware of the presence or release of such Substances as of the date of this Lease. Landlord, at its sole cost and responsibility, shall maintain the Premises and the common areas of the Building in compliance with all applicable fire, handicap and other relevant codes throughout the Lease Term, as such codes existed when the Building or Premises were constructed.

ARTICLE XII: PRIORITY OF LEASE

12.01     SUBORDINATION. Landlord shall have the right to transfer, mortgage, assign, pledge, and convey in whole or in part the Premises, the Building, the Office Campus, this Lease and all rights of Landlord existing and to exist, and all rents and amounts payable to it under the provisions of this Lease; and nothing herein contained shall limit or restrict any such right. The rights of Tenant under this Lease shall be subject and subordinate to all instruments executed and to be executed in connection with the exercise of any such right of Landlord, including but not limited to, the lien of any mortgage, deed of trust or security agreement now or hereafter placed upon the Premises and the Office Campus and to all renewals, modifications, consolidations, and extensions thereof. This subordination shall not require the agreement or consent of Tenant, but Tenant covenants and agrees, if requested, to execute and deliver within fifteen (15) days of receipt from Landlord such further instruments subordinating this Lease to the lien of any such mortgage, deed of trust or security agreement as shall be requested by Landlord and/or any mortgagee, proposed mortgagee or holder of any security agreement. Tenant hereby irrevocably appoints Landlord as its attorney-in-fact to execute and deliver any such instrument for and in the name of Tenant. Notwithstanding anything set out in this Lease to the contrary, in the event the holder of any mortgage or deed of trust elects to have this Lease superior to its mortgage or deed of trust, then upon Tenant being notified to that effect by such encumbrance holder, this Lease shall be deemed to be prior to the lien of such mortgage or deed of trust, whether this Lease is adopted prior to or subsequent to the date of such mortgage or deed of trust.

12.02     NOTICE TO LANDLORD OF DEFAULT. In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or claim a partial or total eviction or make any claim against Landlord for the payment of money (exclusive of rental obligations), Tenant will not make such claim or exercise such right until it has given written notice of such act or omission to (a) Landlord; and (b) the holder of any mortgage, deed of trust or other security instrument as to whom Landlord has instructed Tenant to give copies of all of Tenant's notices to Landlord; and after sixty (60) days shall have elapsed following the giving of such notice, during which the such parties or any of them has not commenced diligently to remedy such act or omission or to cause the same to be remedied. Nothing herein contained shall be deemed to create any rights in Tenant not specifically granted in this Lease or under applicable provisions of law.

12.03     ESTOPPEL CERTIFICATE. Tenant agrees, at any time, and from time to time, upon not less than ten (10) days prior notice by Landlord, to execute, acknowledge and deliver to Landlord, an Estoppel Certificate in the form attached as Exhibit "C" (or such other form provided by Landlord) in writing addressed to Landlord or other party designated by Landlord certifying that this Lease is in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the actual commencement and expiration dates of the Lease, stating the dates to which Rent, and other charges, if any, have been paid, that the Premises have been completed on or before the date of such certificate and that all conditions precedent to the Lease taking effect have been carried out, that Tenant has accepted possession, that the Lease Term has commenced, Tenant is occupying the Premises and is open for business, stating whether or not there exists any default by either party in the performance of any covenant, agreement, term, provision or condition contained in this Lease, and, if so, specifying each such default of which the signer may have knowledge and the claims or offsets, if any, claimed by Tenant, and any other reasonable information requested by Landlord or other party designated by Landlord; it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord or a purchaser of Landlord's interest and by any mortgagee or prospective mortgagee of any mortgage affecting the Premises or the Office Campus. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord and any prospective purchaser or encumbrancer may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one (1) month's Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts. Tenant shall also, on ten (10) days written notice, provide an agreement in favor of and in the form customarily used by such encumbrance holder, by the terms of which Tenant will agree to give prompt written notice to any such encumbrance holder in the event of any casualty damage to the Premises or in the event of any default on the part of Landlord under this Lease, and will agree to allow such encumbrance holder a reasonable length of time after notice to cure or cause the curing of such default before exercising Tenant's right of self-help under this Lease, if any, or terminating or declaring a default under this Lease.

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12.04     ATTORNMENT. At the option of the holder of any mortgage affecting the Premises, Tenant agrees that no foreclosure of a mortgage affecting the Premises, nor the institution of any suit, action, summary or other proceeding against Landlord herein, or any successor Landlord, or any foreclosure proceeding brought by the holder of any such mortgage to recover possession of such property, shall by operation of law or otherwise result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and upon the request of the holder of any such mortgage, Tenant covenants and agrees to execute an instrument in writing satisfactory to such party or parties or to the purchaser of the Premises in foreclosure whereby Tenant attorns to such successor in interest.

ARTICLE XIII: HOLDING OVER; SUCCESSORS AND ASSIGNS

13.01     HOLDING OVER. Upon the failure of the Tenant to surrender possession of the Premises upon the expiration or sooner termination of this Lease, Tenant shall pay to Landlord for each day of such retention twice the amount of the daily rental in effect as of the last month prior to the date of expiration or termination. Tenant shall also indemnify, defend, protect and hold Landlord harmless from any loss, liability or cost including reasonable attorneys' fees, resulting from delay by Tenant in surrendering the Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. Acceptance by Landlord of Rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal. The foregoing provisions of this section are in addition to and do not affect Landlord's right of reentry or any other rights of Landlord hereunder or as otherwise provided by law.

13.02     SUCCESSORS AND ASSIGNS. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their legal representatives, heirs, successors and assigns, provided, however, that no rights shall inure to the benefit of any successors of Tenant unless Landlord's written consent for the transfer to such successor has first been obtained as provided in Article VI.

ARTICLE XIV: QUIET ENJOYMENT

14.01     LANDLORD'S COVENANT. Tenant's right to quiet possession of the Premises shall not be disturbed by Landlord so long as Tenant shall pay all Rent and observe and perform all of the provisions of this Lease to be observed and performed by Tenant, unless this Lease is terminated pursuant to the provisions contained herein.

ARTICLE XV: SECURITY AND RENT DEPOSITS

15.01     AMOUNT OF SECURITY DEPOSIT. Tenant, contemporaneously with the execution of this Lease, has deposited with Landlord the Security Deposit, the receipt of which is hereby acknowledged by Landlord. The deposit shall be held by Landlord, without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease by said Tenant to be kept and performed during the Lease Term of this Lease. Tenant specifically agrees that any deposit held hereunder by Landlord may be commingled with any other funds of Landlord.

15.02     USE AND RETURN OF SECURITY DEPOSIT. Should Tenant fail to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, Landlord may appropriate and apply the entire deposit, or so much thereof as may be necessary, to compensate Landlord for loss or damage sustained by Landlord due to such breach, without prejudice to its further rights and remedies. Should the entire Security Deposit or any portion thereof be appropriated and applied by Landlord for the payment of overdue Rent or other sums due from Tenant hereunder, then Tenant shall, upon the written demand of Landlord, forthwith remit to Landlord a sufficient amount in cash to restore the deposit to the original sum deposited. Should Tenant comply with all the terms, covenants and conditions of this Lease, the said deposit shall be returned in full to Tenant at the end of the Lease Term. Should Tenant terminate this Lease prior to the Lease Commencement Date or prior to the end of the then current Lease Term, then Tenant shall forfeit its Security Deposit.

15.03     RENT DEPOSIT. Tenant, contemporaneously with the execution of this Lease has deposited with Landlord Rent Deposit to be held and applied to the initial Rent and Utility Payment due under this Lease.

ARTICLE XVI: MISCELLANEOUS

16.01     WAIVER/FORBEARANCE. The waiver or forbearance by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other term, covenant or condition herein contained. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing.

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16.02     NO PARTNERSHIP. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business or otherwise, or joint venturer or a member of a joint enterprise with Tenant.

16.03     FORCE MAJEURE. In the event that either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under the terms of this Lease, then the time allowed for performance of such act shall be extended by a period equivalent to the period of such delay so long as the delayed party provides the other with a written explanation of reasons for the delay. The provisions of this Section 16.03 shall not operate to excuse Tenant from the prompt payment of Rent or any other payments required by the terms of this Lease.

16.04     LANDLORD'S LIABILITY. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that there shall be absolutely no personal liability on the part of Landlord, its constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors, assigns or any mortgagee in possession (for the purposes of this section, collectively referred to as "Landlord") with respect to any of the terms, covenants and conditions of this Lease, and that Tenant shall look solely to the equity of Landlord in the Office Campus for the satisfaction of each and every remedy of Tenant in the event of a breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, such exculpation of liability to be absolute and without any exceptions whatsoever. A deficit capital account of any partner in Landlord shall not be deemed an asset or property of Landlord. The foregoing limitation of liability shall be noted in any judgment secured against Landlord and in the judgment index.

16.05     NOTICES AND PAYMENTS. Any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to be sufficiently delivered if sent by: (i) hand delivery; (ii) nationally recognized overnight carrier; (iii) certified mail, return receipt requested; (iv) by facsimile transmission; or (v) by e-mail provided that the recipient acknowledges timely receipt of such notice by return e-mail, to Landlord at Landlord's Address For Notices and to Tenant at Tenant's Address for Notices. Such notice shall be effective upon the earliest of actual receipt (and acknowledgement thereof if by email), refusal by a party or three (3) days after mailing. Any party may change the address to which communications are sent by delivering written notice of such change to the other party in accordance with this Section. Notice by counsel to a party shall be deemed notice from such party. Until otherwise notified in writing, Tenant shall pay all Rent reserved herein and all other sums required under this Lease by check payable to the order of Landlord and shall forward the same to Landlord as herein provided.

16.06     PARKING. Tenant shall be entitled to the non-exclusive use of a proportionate share of unreserved vehicle parking spaces provided that a portion of such spaces may be designated by Landlord as visitor parking for the tenants of the Building. Parking spaces shall be available for the common use of the tenants, subtenants and invitees of the Office Campus within the Office Campus on a nonexclusive basis, subject to any reasonable restrictions from time to time imposed by Landlord, including Landlords right to designate one or more spaces for its personnel or those of its Managing Agent. Tenant shall not use or permit its officers, employees or invitees to use any spaces which have been specifically reserved by Landlord to other tenants or for such other uses as have been designated by appropriate governmental entities as being restricted to certain uses. Tenant shall at all times comply and cause its officers, employees and invitees to comply with any parking Rules and Regulations as Landlord may from time to time reasonably adopt.

16.07     SECURITY OF PREMISES. Tenant shall be responsible for the security of its Premises, furniture, fixtures and equipment. Should Tenant wish to install an alarm system within its Premises, Tenant shall first obtain Landlord's written consent, which shall not be withheld unreasonably. Any such installation of security equipment upon the Premises must be in comportment with the Rules and Regulations attached hereto as Exhibit "E".

16.08     BROKERAGE. Landlord and Tenant each represent that they have not been represented by nor had any dealings with any real estate broker, finder or other person, with respect to this Lease in any manner, except for Landlord's Broker ("Broker"). Landlord shall pay any commissions or fees that are payable to said Broker with respect to this Lease, in accordance with the provisions of a separate commission contract. Tenant agrees to indemnify and hold harmless Landlord against and from any claim or demand for any brokerage commission or other fees and all costs, actions, claims, demands, losses, judgments, settlements, expenses and liabilities in connection therewith, including without limitation, reasonable attorneys' fees and expenses, arising out of any purported or actual dealings by Tenant and any broker other than said Broker. Landlord agrees to indemnify and hold harmless Tenant against and from any claim or demand for any brokerage commission or other fees and all costs, actions, claims, demands, losses, judgments, settlements, expenses and liabilities in connection therewith, including without limitation, reasonable attorneys' fees and expenses, arising out of any purported or actual dealings by Landlord and any broker other than said Broker.

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16.09     GOVERNING LAW; JURISDICTION. This Agreement shall be construed and enforced in accordance with the substantive and procedural laws of the Commonwealth of Pennsylvania, excepting conflicts of laws, and without regard to rules of construction or interpretation relating to which party drafted this Agreement. The parties confer jurisdiction to interpret and enforce this Agreement upon the Courts of the Commonwealth of Pennsylvania, Bucks County or the United States District Court for the Eastern District of Pennsylvania and waive any objections to such jurisdiction and venue, including objection as to an inconvenient forum.

16.10     REQUIREMENT OF STRICT PERFORMANCE. The failure or delay on the part of either party to enforce or exercise at any time any of the provisions, rights or remedies in the Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part of this Lease, or the right of the party to thereafter enforce each and every such provision, right or remedy. No waiver of any breach of this Lease shall be deemed to have been made unless in writing, and a waiver so given on one occasion shall not be held to be a waiver of any other or subsequent breach. The receipt by Landlord of Rent at a time when the Rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Landlord of a lesser amount than the Rent due shall not he construed to be other than a payment on account of the Rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord's right to recover the balance of the Rent due or to pursue any other remedies provided in this Lease. No act or thing done by Landlord or Landlord's agents or employees during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

16.11     RELOCATION OF TENANT. Landlord, at its sole expense, on at least sixty (60) days prior written notice to Tenant, may require Tenant to move from the Premises to another suite of comparable size and decor in either Building in order to permit Landlord to consolidate the Premises with other adjoining space leased or to be leased to another tenant in or coming into the Building. In the event of any such relocation, Landlord will pay all the expenses of preparing and decorating the new premises so that the new premises will be substantially similar to the Premises and the expense of moving Tenant's furniture and equipment, telephone service and signs to the relocated premises and costs of changing letterheads. Occupancy of the new Premises shall be under and pursuant to the terms of this Lease.

16.12     USE AND OCCUPANCY CERTIFICATE, ETC. At least ten (10) days prior to the Lease Commencement Date, Tenant shall make application to the municipality in which the Premises are located for a commercial use and occupancy certificate and/or any other permits that may be required in connection with Tenant's occupancy of the Premises (exclusive of any permits required in connection with work to be performed by Landlord's under this Lease). Tenant shall be responsible for any fees charged in connection with such application(s) as well as any ongoing fees that may be assessed by the municipality.

16.13     CAPTIONS AND SECTION NUMBERS. The captions, section numbers, article numbers and headings appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease.

16.14     GENDER. As used in this Lease, the word "person" shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and words of any gender shall mean to include any other gender.

16.15     DEFINITIONS. The word "Tenant" shall mean each and every person, firm or corporation mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and it shall have the same force and effect as if given by or to all thereof. If there shall be more than one Tenant, they shall all be bound jointly and severally.

16.16     PARTIAL INVALIDITY. If any term, covenant or condition of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

16.17     ENTIRE AGREEMENT. This Lease, including the Exhibits and any Riders hereto, contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter of this Lease, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest.

16.18     EXECUTION. This Lease shall become effective when it has been signed by a duly authorized officer or representative of each of the parties and delivered to the other party. The parties may execute and deliver this Lease via facsimile or electronic copy.

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16.19     CORPORATE AUTHORITY. The individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of Tenant, and that this Lease is binding upon Tenant in accordance with its terms.

16.20     NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

16.21     NO THIRD PARTY BENEFICIARIES. Landlord and Tenant acknowledge and agree that it is not the intention of either of them or of this Lease or any portion thereof, to create any third party beneficiary status.

16.22     TIME IS OF THE ESSENCE. Time is of the essence as to the obligations contained in this Lease.

16.23     RECORDATION. Landlord, at its option, may record this Lease or a memorandum thereof in the land records of Bucks County, Pennsylvania. Tenant shall not record the Lease nor a memorandum of this Lease.

16.24     INTERPRETATION. Both parties have read this Lease and had the opportunity to employ legal counsel and negotiate changes to the Lease. The Lease is the joint product of the parties and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

16.25     LANDLORD'S RELIANCE. Landlord has executed the Lease in reliance upon certain financial information which has been submitted by Tenant to Landlord prior to the execution of the Lease (the "Financial Information"). From time to time, within five (5) business days after written request by Landlord, Tenant will submit to Landlord current financial information, in detail reasonably satisfactory to Landlord, in order for Landlord to properly determine Tenant's then existing financial condition. As a material inducement to Landlord to enter into this Lease, Tenant (and each party executing this Lease on behalf of Tenant individually) represents and warrants to Landlord that: (i) the Financial Information is complete, true and correct and presents a fair representation of Tenant's financial condition at the time of signing this Lease; (ii) Tenant is fully and properly authorized to execute and enter into this Lease and to deliver the same to Landlord; (iii) the execution, delivery and full performance of this Lease by Tenant do not and shall not constitute a violation of any contract, agreement, undertaking, judgment, law, decree, governmental or court order or other restriction of any kind to which Tenant is a party or by which Tenant may be bound; (iv) Tenant has executed this Lease free from fraud, undue influence, duress, coercion or other defenses to the execution of this Lease; (v) this Lease constitutes a valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms; (vi) each individual executing this Lease on behalf of Tenant is legally competent, has attained the age of majority and has full capacity to enter into this Lease; and (vii) if Tenant is a corporation, a limited liability company or a partnership: (a) Tenant is duly organized, validly existing and in good standing under the laws of the state of its organization and has full power and authority to enter into this Lease, to perform its obligations under this Lease in accordance with its terms, and to transact business in the municipality within Bucks County, Pennsylvania in which the Building is located; (b) the execution of this Lease by the individual or individuals executing it on behalf of Tenant, and the performance by Tenant of its obligations under this Lease, have been duly authorized and approved by all necessary corporate, partnership or limited liability company action, as the case may be; and (c) the execution, delivery and performance of this Lease by Tenant is not in conflict with Tenant's bylaws or articles of incorporation, agreement of partnership, or other charters, agreements, rules or regulations governing Tenant's business as any of the foregoing may have been supplemented, modified, amended, or altered in any manner.

16.26     SURVIVAL. Any obligations of Tenant accruing prior to the expiration or earlier termination of this Lease shall survive the expiration or earlier termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired or been terminated.

16.27     ATTORNEYS' FEES. In the event of a dispute between the parties regarding the interpretation or enforcement of this Agreement which results in litigation, the prevailing party shall have its reasonable attorneys' fees, professionals' fees and costs paid by the losing party, and such sum may be added to any judgment entered in the litigation. A party's right to the foregoing shall not merge with but shall survive the entry of judgment, and shall extend to appeals and collection.

16.28     WAIVER OF JURY TRIAL. THE PARTIES EXPRESSLY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT RELATING TO THIS AGREEMENT, THE PARTIES PREFERRING THAT SUCH DISPUTE BE RESOLVED BY A JUDGE HAVING JURISDICTION WITH RESPECT TO SUCH DISPUTE.

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IN WITNESS WHEREOF, the parties hereto, intending to he legally bound, have caused this Lease Agreement to be duly executed by their authorized representative the day and year first above written.

LANDLORD:	TENANT:

2500 YORK, L.P.	OCULUS INNOVATIVE SCIENCES, INC.

By: 2500 Investors, Inc., its general partner

By: /s/ H. Christopher DelPlato	By: /s/ Robert E. Miller
H. Christopher DelPlato, President	Name: Robert E. Miller
Title: CFO/COO

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EXHIBIT "A"

PREMISES

[See drawing on following page]

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FLOOR PLAN
= "Premises"

VPA
VAN POTTEIGER ARCHITECTS
334 West Lancaster Ave
Suite 101
Wayne, PA 19087-3935
V: 610.341.9000
F: 610.341.0708

REVISIONS
Existing Conditions
Initial Submission
21 August 2013

Proposed:
BUILDING IMPROVEMENTS / LANDLORD RENOVATION

2500 York, LP
2005 South Easton Road
Suite 307
Doylestown, PA 18901

FLOOR PLAN; FIRST FLOOR & NOTES

EC101

Review Set / 21 August 2012

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EXHIBIT "B"

FORM OF ESTOPPEL CERTIFICATE

THIS ESTOPPEL CERTIFICATE made the___ day of ______________ , by and between 2500 YORK, L.P. ("Landlord") and_____________________ ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord has entered into a certain Lease Agreement dated__________ with Tenant for office space known as Suite _____ , on the _______ floor, in the _____________ Building containing approximately __________ rentable square feet (the "Premises") located at 2500 York Road, Jamison, Pennsylvania; and

WHEREAS, Tenant is in possession of the Premises pursuant to the Lease, the Lease Term has commenced and the parties hereto desire to confirm certain dates provided for in the Lease.

NOW, THEREFORE, intending to be legally bound, Landlord and Tenant covenant and agree as follows (capitalized terms being used herein as defined in the Lease):

1.     The Possession Date of the Premises is:

2.     The Lease Commencement Date is:

3.     The Lease Expiration Date is:

4.     The Rent Commencement Date is:

5.     The Additional Rent Commencement Date is:

6.     The Rentable Square Footage of the Premises is_____ square feet.

7.     The Premises are (not) complete as of this date.

8.     All conditions precedent to the Lease taking affect have been completed.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have caused this Estoppel Certificate to be duly executed by their authorized representative the day and year first above written.

LANDLORD:	TENANT:

2500 YORK, L.P.

By: 2500 Investors, Inc., its general partner

By: /s/ H. Christopher DelPlato	By: ________________________
H. Christopher DelPlato, President	Name:
Title:

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EXHIBIT "C"

WARRANT TO CONFESS JUDGMENT

Landlord and Tenant have this date executed and delivered that certain Lease Agreement (the "Agreement") and this Warrant to Confess Judgment is hereby incorporated in and shall become a part of such Agreement as if set forth at length therein. All terms capitalized but not defined in this Warrant to Confess Judgment shall have the meanings given such terms in the Agreement.

THE FOLLOWING SECTIONS SET FORTH A WARRANT OF AUTHORITY FOR AN ATTORNEY TO CONFESS JUDGMENT AGAINST TENANT. IN GRANTING THIS WARRANT OF ATTORNEY, TENANT, ON THE ADVICE OF THE SEPARATE COUNSEL TO THE TENANT, HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

WHEN THIS LEASE OR TENANT'S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE, AND ALSO WHEN AND AS SOON AS SUCH TERM SHALL HAVE EXPIRED OR BEEN TERMINATED, TENANT HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD AS ATTORNEY FOR TENANT AND ANY PERSONS CLAIMING THROUGH OR UNDER TENANT TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING THROUGH OR UNDER TENANT FOR THE RECOVERY BY LANDLORD OF POSSESSION OF THE PREMISES, FOR WHICH THIS LEASE SHALL BE SUFFICIENT WARRANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OR PROCEEDINGS WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED, CANCELED OR SUSPENDED AND POSSESSION OF THE PREMISES HEREBY REMAIN IN OR BE RESTORED TO TENANT OR ANY PERSON CLAIMING THROUGH OR UNDER TENANT, LANDLORD SHALL HAVE THE RIGHT, UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON ANY SUBSEQUENT TERMINATION OR EXPIRATION OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, OR OF TENANT'S RIGHT OF POSSESSION, AS HEREINBEFORE SET FORTH, TO CONFESS JUDGMENT IN EJECTMENT AS HEREINBEFORE SET FORTH ONE OR MORE ADDITIONAL TIMES TO RECOVER POSSESSION OF THE PREMISES.

IN ANY ACTION OF OR FOR EJECTMENT, IF LANDLORD SHALL FIRST CAUSE TO BE FILED IN SUCH ACTION AN AFFIDAVIT MADE BY IT OR SOMEONE ACTING FOR IT SETTING FORTH THE FACTS NECESSARY TO AUTHORIZE THE ENTRY OF JUDGMENT, SUCH AFFIDAVIT SHALL BE CONCLUSIVE EVIDENCE OF SUCH FACTS, AND IF A TRUE COPY OF THIS LEASE (AND OF THE TRUTH OF THE COPY SUCH AFFIDAVIT SHALL BE SUFFICIENT EVIDENCE) BE FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY, ANY RULE OF COURT, CUSTOM OR PRACTICE TO THE CONTRARY NOTWITHSTANDING. TENANT RELEASES TO LANDLORD, AND TO ANY AND ALL ATTORNEYS WHO MAY APPEAR FOR TENANT, ALL PROCEDURAL ERRORS IN ANY PROCEEDINGS TAKEN BY LANDLORD, WHETHER BY VIRTUE OF THE WARRANTS OF ATTORNEY CONTAINED HEREIN OR NOT, AND ALL LIABILITY THEREFORE.

TENANT FURTHER WAIVES THE RIGHT TO ANY NOTICES TO QUIT AS MAY BE SPECIFIED IN THE LANDLORD AND TENANT ACT OF PENNSYLVANIA, ACT OF APRIL 6, 1951, AS AMENDED, OR ANY SIMILAR OR SUCCESSOR PROVISION OF LAW, AND AGREES THAT FIVE DAYS NOTICE SHALL BE SUFFICIENT IN ANY CASE WHERE A LONGER PERIOD MAY BE STATUTORILY SPECIFIED.

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Tenant represents that this Warrant to Confess Judgment relates to a business transaction, and that Tenant has received a copy of this Warrant and the Agreement at the time of signing.

LANDLORD:	TENANT:

2500 YORK, L.P.	OCULUS INNOVATIVE SCIENCES, INC.

By: 2500 Investors, Inc., its general partner

By: /s/ H. Christopher DelPlato	By: /s/ Robert E. Miller
H. Christopher DelPlato, President	Name: Robert E. Miller
Title: CFO

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EXHIBIT "D"

RULES & REGULATIONS

1.       DEFINITIONS. Wherever in these Rules and Regulations the word "Tenant" is used, it shall be taken to apply to and include the Tenant and its agents, employees, invitees, licensees, subtenants and contractors, and is to be deemed of such number and gender as the circumstances require. The word "Landlord" shall be taken to include the employees and agents of Landlord.

2.       CONSTRUCTION. The streets, parking areas, sidewalks, entrances, lobbies, halls, passages, elevators, stairways and other common areas provided by Landlord shall not be obstructed by Tenant, nor used by it for any other purpose other than for ingress and egress.

3.       WASHROOMS. Toilet rooms, water-closets and other water apparatus shall not be used for any purposes other than those for which they were constructed.

4.       INSURANCE REGULATIONS. Tenant shall not do anything in the Premises or the Building, or bring or keep anything therein, which will in any way increase or tend to increase the risk of fire or the rate of fire insurance, or which will conflict with the regulations of the fire department or the fire laws, or with any insurance policy on the Building or any part thereof, or with any law, ordinance, rule or regulation affecting the occupancy and use of the Building, now existing or hereafter enacted or promulgated by any public authority or by the Board of Fire Underwriters.

5.       GENERAL PROHIBITIONS. In order to insure proper use and care of the Premises, Tenant shall not:

(a)	Permit any smoking within Tenant's Premises or anywhere else within the building or any building in the Office Campus, it being understood that all buildings within Doylestown Commerce Center are to be a smoke free environment.
(b)	Keep animals, birds or fish in the Premises.
(c)	Use the Premises as sleeping quarters.
(d)	Allow any sign, advertisement or notice to be affixed to the Building, inside or outside, without Landlord's consent. Signs on interior glass doors will be affixed only by the person designated by Landlord, the cost of the sign to be paid by Tenant.
(e)	Make improper noises or disturbances of any kind; sing, play or operate any musical instrument, radio or television without the consent of Landlord, or otherwise do anything to disturb other tenants or tend to injure the reputation of the Building.
(f)	Mark or defile elevators, water-closets, toilet-rooms, walls, windows, doors or any other part of the Building.
(g)	Place anything on the outside of the Building, including roof setbacks, window ledges and other projections; or drop any other projections; or drop anything from the windows, stairways, or parapets; or place trash or other matter in the halls, stairways, elevators or light wells of the Building.
(h)	Cover or obstruct any window, skylight, door or transom that admits light.
(i)	Fasten any article, drill holes, drive nails or screws into the walls, floors, woodwork, or partitions; nor shall the same be painted, papered or otherwise covered or in any way marked or broken without the consent of Landlord.

(j)	Operate any machinery other than small office equipment.

(k)	Interfere with the heating or cooling apparatus.

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(l)	Allow anyone but Landlord's employees or contractors to clean the Premises.

(m)	Leave the Premises without locking doors, stopping all office machines, and extinguishing all lights.
(n)	Install any shades, blinds, or awnings without the consent of Landlord.
(o)	Use any electric heating device without permission of Landlord.
(p)	Install call boxes, or any kind of wire in or on the Building without Landlord's permission and direction.
(q)	Manufacture any commodity, or prepare or dispense any foods or beverages, tobacco, drugs, flowers, or other commodities or articles without the written consent of the Landlord.
(r)	Secure duplicate keys for rooms or toilets, except from Landlord.
(s)	Place any weights in any portion of the Building beyond the safe carrying capacity of the structure.
(t)	Enter any mechanical or electrical areas, telephone closets, loading areas, roof or building storage areas without the written consent of Landlord.
(u)	Place door mats in public corridors without consent of Landlord.
(v)	Use any chairs with wheels on carpeted areas without protective chair pads.
(w)	Place additional locks upon doors, obtain duplicate keys for rooms, except from Landlord, or change the locks of any doors to or in the Premises.
(x)	Place objects, even temporarily, in any common areas of the Building or Office Campus.

6.       PUBLICITY. Tenant shall not use the name of the Building in any way in connection with its business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its reasonable opinion, tends to impair the reputation of the Building or the Office Campus or its desirability as a building for offices and upon written notice form Landlord, Tenant shall refrain from or discontinue such advertising.

7.       MOVEMENT OF EQUIPMENT. Landlord reserves the right to designate the time when and the method whereby freight, small office equipment, furniture, safes and other like articles may be brought into, moved or removed from the Building or Premises, and to designate the location for temporary disposition of such items. In no event shall any of the foregoing items be taken from Tenant's space for the purpose of removing same from the Building without the express consent of both Landlord and Tenant.

8.       REGULATION CHANGES. Landlord shall have the right to make such other and further reasonable rules and regulations as in the judgment of Landlord, may from time to time be needful for the safety, appearance, care, and cleanliness of the Building and the Office Campus and for the preservation of good order therein. Landlord shall not be responsible to Tenant for any violation of rules and regulations by other tenants.

9.       PUBLIC ENTRANCE. Landlord reserves the right to exclude the general public from the Building and/or the Office Campus upon such days and at such hours as in Landlord's judgment will be for the best interest of the Building and/or the Office Campus and its tenants.

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